As filed with the Securities and Exchange Commission on December 9, 2021

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 9, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the SEC). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR – TIER 2

Eco Innovation Group, Inc.

200,000,000 Shares of Common Stock

By this Offering Circular, Eco Innovation Group, Inc., a Nevada corporation, is offering for sale a maximum of 200,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $____[$0.002-$0.01] per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). No minimum purchase is required in this offering. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public		Commissions (1)	Proceeds to Company (2)
Common Stock	200,000,000	$	[0.002-0.01]	$-0-	$	[400,000-2,000,000]

(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $15,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “ECOX” in the OTC Pink marketplace of OTC Link. On December 8, 2021, the closing price of our common stock was $0.01per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock, which could preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. Each share of the Series A Preferred Stock has the vote equivalency of 100 shares of our common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our officer, as the owner of all outstanding shares of the Series A Preferred Stock, is able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to ‘Qualified Purchasers’” (page 25). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is December 9, 2021.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Eco Innovation Group, Inc., a Nevada corporation.

Our Company

Eco Innovation Group, Inc. is a socially responsible and sustainability-focused technology incubator devoted to the commercialization of select intellectual property that, given the right business platform, has the potential to achieve high-value commercial success. Our value creation strategy is a strategic approach to environmental sustainability: we seek innovative socially responsible products and technologies with the potential to create globally important paradigm shifts in energy efficiency and environmental sustainability. Consistent with our strategy, we seek to license, develop and market environmentally sustainable and socially responsible technologies that have compelling market potential.

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Offering Summary

Securities Offered	The Offered Shares, 200,000,000 shares of common stock, are being offered by our company.

Offering Price Per Share	$____[$0.002-$0.01] per Offered Share.

Shares Outstanding Before Offering	191,912,036 shares of common stock issued and outstanding as of the date of this Offering Circular (not including a total of 300,000,000 shares of common stock underlying our outstanding convertible Series A Convertible Preferred Stock owned by our officer). (See “Security Ownership of Certain Beneficial Owners and Management”).

Shares Outstanding After Offering	391,912,036 shares of common stock issued and outstanding, assuming a maximum offering hereunder (not including a total of 300,000,000 shares of common stock underlying our outstanding convertible Series A Convertible Preferred Stock owned by our officer). (See “Security Ownership of Certain Beneficial Owners and Management”).

Minimum Number of Shares Offered	There is no minimum offering hereunder.

Disparate Voting Rights	Our outstanding shares of Series A Convertible Preferred Stock possess superior voting rights, which could preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. Each share of the Series A Convertible Preferred Stock has the vote equivalency of 100 shares of our common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our officer, Julia Otey-Raudes, as the owner of all outstanding shares of the Series A Convertible Preferred Stock, may be able effectively to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

Investor Suitability Standards	The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “ECOX” in the OTC Pink marketplace of OTC Link.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

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Use of Proceeds	We will apply the proceeds of this offering for real property lease or acquisition, construction costs, equipment, general and administrative expenses and working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at Our business office is located at 16525 Sherman Way, Suite C-1, Van Nuys, CA 91406; our telephone number is (800) 922-4356; our corporate website is located at www.ecoig.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements. As a Tier 2 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Offering Circular, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of common stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Offering Circular and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

General risk relating to COVID-19 pandemic

The novel coronavirus (COVID-19) pandemic may have an unexpected effect on our business, financial condition and results of operations.

In March 2020, the World Health Organization declared COVID-19 a global pandemic, and governmental authorities around the world have implemented measures to reduce the spread of COVID-19. These measures have adversely affected workforces, customers, supply chains, consumer sentiment, economies, and financial markets, and, along with decreased consumer spending, have led to an economic downturn across many global economies.

The COVID-19 pandemic has rapidly escalated in the United States, creating significant uncertainty and economic disruption, and leading to record levels of unemployment nationally. Numerous state and local jurisdictions have imposed, and others in the future may impose, shelter-in-place orders, quarantines, shut-downs of non-essential businesses, and similar government orders and restrictions on their residents to control the spread of COVID-19. Such orders or restrictions have resulted in temporary facility closures, work stoppages, slowdowns and travel restrictions, among other effects, thereby adversely impacting our operations. In addition, we expect to be impacted by a downturn in the United States economy, which could have an adverse impact on discretionary consumer spending and may have a significant impact on our business operations and/or our ability to generate revenues and profits.

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In response to the COVID-19 disruptions, we have implemented a number of measures designed to protect the health and safety of our staff and contractors. These measures include restrictions on non-essential business travel, the institution of work-from-home policies wherever feasible and the implementation of strategies for workplace safety at our facilities that remain open. We are following the guidance from public health officials and government agencies, including implementation of enhanced cleaning measures, social distancing guidelines and wearing of masks.

The extent to which COVID-19 ultimately impacts our business, financial condition and results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity and duration of the COVID-19 outbreak and the effectiveness of actions taken to contain the COVID-19 outbreak or treat its impact, among others. Additionally, while the extent to which COVID-19 ultimately impacts our operations will depend on a number of factors, many of which will be outside of our control. The COVID-19 outbreak is evolving and new information emerges daily; accordingly, the ultimate consequences of the COVID-19 outbreak cannot be predicted with certainty.

In addition to the COVID-19 disruptions possibility adversely impacting our business and financial results, they may also have the effect of heightening many of the other risks described in these Risk Factors, including risks relating to changes due to our limited operating history; our ability to generate sufficient revenue, to generate positive cash flow; our relationships with third parties, and many other factors. We will endeavor to minimize these impacts, but there can be no assurance relative to the potential impacts that may be incurred.

Generally, while we believe the coronavirus may have a negative impact on our future financial results, the impact is difficult to assess at this time. Our newly implemented business plan has not yet generated revenue as of the date of this filing, and future results are speculative. As an early-stage company with a limited operating history, the effects of the coronavirus on our business plan are impossible to predict. Although we believe that responsive actions related to COVID-19 may adversely affect our future business, financial condition, liquidity, and cash flow, we are unable to predict the extent of any such impact as circumstances rapidly evolve.

Risks Related to Our Business and Industry

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

You must consider the risks and difficulties we face as an early-stage company with a limited operating history. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. We are in the beginning stages of introducing new technologies to the marketplace and we have a very limited operating history on which investors can base an evaluation of our business, operating results, and prospects.  It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business.

We anticipate we will experience losses for the foreseeable future

We have reported losses and we expect these losses to continue as we seek to introduce our new technologies to the marketplace.

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Our independent auditors' report for the fiscal years ended December 31, 2020 and 2019 have expressed doubts about our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the year ended December 31, 2020 and 2019 our independent auditors included a note to our financial statements regarding concerns about our ability to continue as a going concern. The Company has incurred recurring losses, has generated limited revenue and has had negative operating cash flows since inception. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about the ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

We may experience significant delays in the design, manufacture, launch, and financing of our products, which may increase the risk of your investment.

Any delay in the design, manufacture, marketing or sales of our products could materially damage our brand, business, prospects, financial condition and operating results, and thus the value of your investment.

We face significant barriers in our attempt to introduce our products to the marketplace, and if we cannot successfully overcome those barriers our business will be negatively impacted.

The market for our products has traditionally been controlled by a limited number of large corporations.  These large corporations could hold significant power relative to the installation of new technologies on the electric power grid or relative to the installation of new technologies connected to the power grid.  These corporations could seek to block our access to power grid connections, resulting in difficulties for our company to gain installations and revenues and profits. Our heat exchanger technologies are also new and as a result there could be market entry delays due to numerous competitive factors.

 We face significant market competition.

Our market sector is extremely competitive.  Our competitors include numerous larger, diversified companies that have more financial, marketing and other resources, distribution networks and greater name recognition than us. Our ability to be successful will depend on many factors, some of which may be outside of our direct control.

We are often dependent on our suppliers, a significant number of which are single or limited source suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components of our system and/or the system of our customers at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

Our supply chain exposes us to multiple potential sources of delivery failure or component shortages.  For example, earthquakes, floods or other natural disasters could negatively impact our supply chain. We are currently evaluating, qualifying and selecting our suppliers for future production and we intend to establish in the future dual suppliers for several key components of our products, although we expect that a number of components will be single-sourced. We have in the past experienced source disruptions in our supply chains, which have caused delays in our production process and we may experience additional delays in the future with respect to our current products and other products we produce in the future.

Changes in business conditions, wars, governmental changes and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner.  The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to delays in vehicle deliveries to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

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Increases in costs, disruption of supply or shortage of major components of our systems supplied by our vendors or to raw materials, could harm our business.

We may experience increases in the cost or a sustained interruption in the supply or shortage of components, raw materials and/or finished goods from our suppliers. Any such an increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results.

Product sales lead times may be significant and could negatively affect our business.

Decision timeframes and sales cycles within our industry are often long with significant analysis being required before purchasing decisions are completed.  These long decisions and sales cycles may negatively affect our ability to generate revenues.

We are subject to substantial regulation and industry-standard guidelines related to the manufacturing of our products and relative safety requirements for our products

The industry in which we operate is highly regulated and there are considerable regulations regarding the manufacturing, labeling, marketing, and safety of our products.  While we take great care to comply with regulatory compliance, our inability could affect our ability to manufacture and market our products, thus affecting our ability to generate profits for the Company.

We are dependent on licensing agreements for several of our products.

While we believe our contracts, agreements and relationships with the entities from which we license various technologies are sound, there can be no assurance these license agreements will continue as envisioned. While we take great care to maintain good relationships with technology licensors, disagreements or attempts to cancel our contractual rights could negatively affect our business and our ability to generate revenues and/or profits.

Our future growth may be dependent upon consumers’ willingness to adopt new technologies relative to energy conservation, alternative electric generation, electrical storage technologies and alternatives to traditional heating and cooling technologies.

Our growth is highly dependent upon the adoption by consumers, governments, electric utility companies and private enterprises of alternative technologies.  If the market for our alternative technologies does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for our products is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, alternative energy generation and storage announcements and changing consumer demands and behaviors. There can be no assurance our new technologies will be accepted.

Other factors that may influence the adoption of our technologies include:

•	public perception of alternative forms of electricity generation, storage, and alternative heating and cooling technologies, especially relating to the adoption of these new technologies. While it is thought that the public’s perception of our technologies is positive, these can be no assurance these perceptions could change in the future.
•	advancement of alternative technologies. The marketplace in which we operate is experiencing considerable innovation. There can be no assurance that our competitors will not create alternative technologies that could place our products at a disadvantage in the market. Such technological advancements could negatively affect our business operations and our ability to produce profits.
•	reductions in the environmental impact of traditional fossil fuel electric generation;

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•	the environmental consciousness of consumers;
•	volatility in the cost of oil, natural gas and other fuels. A significant long term decrease in the cost of alternatives could negatively affect our business operations and our ability to produce profits.
•	consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries;
•	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;
•	the availability of tax and other governmental incentives relative to electricity generation, storage or consumption;
•	perceptions about the technologies and the actual cost of both fossil fuels and alternative energy sources.

Our future growth may be dependent upon consumers’ willingness to adopt new technologies that conserve energy.

Our growth may be highly dependent upon the adoption by consumers, governments, and business of energy saving technologies. If the market for new technologies that the Company may market in these areas does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for our potential new energy-efficient products is rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, and changing consumer demands and behaviors. There can be no assurance our new technologies will be accepted by the market.

If our suppliers or technology license partners fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing the highest quality products while operating with integrity, are an important component of our brand image, which makes our reputation particularly sensitive to allegations of unethical business practices. We do not control our independent suppliers or their business practices. Accordingly, we cannot guarantee their compliance with ethical business practices, such as environmental responsibility, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and result in delayed delivery of our products, product shortages or other disruptions of our operations.

We face risks associated with our business with Eco-Gen Energy, Inc. that could harm our financial condition and results of operations.

We expect the majority of our anticipated revenue to come from our Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. Our business with and anticipated revenue from Eco-Gen is completely dependent upon certain factors, namely, our ability to perform under our agreement with Eco-Gen, on the functionality of Eco-Gen’s JouleBox® Power Station technology, and the ability of Eco-Gen’s customers to pay Eco-Gen. According to Eco-Gen, Eco-Gen’s primary clients and business are with purchasers who have contracted with Eco-Gen for delivery of Eco-Gen’s products, where the Company will provide for the manufacture of those products. As such, our business and anticipated revenue from our agreement with Eco-Gen is completely dependent upon Eco-Gen’s business and Eco-Gen’s anticipated revenue from Eco-Gen’s customers.

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Our anticipated revenue from Eco-Gen is subject to numerous risks and uncertainties that include, in addition to the risk that we may be unable to perform our obligations to Eco-Gen, the following risks associated with Eco-Gen:

•	Eco-Gen’s current cash position, according to its unaudited financial statements, represented by Eco-Gen as total cash on hand as of November 21, 2020 of $267,297.26, is insufficient to complete its obligations under Eco-Gen’s current purchase orders, and insufficient to pay us to perform our related contractual obligations to manage the manufacture of Eco-Gen’s products;
•	Based on the fact that the two customers disclosed by Eco-Gen will not be required to pay 50% of their purchase prices until the units they purchased are delivered to them, according to Eco-Gen’s representations, and based on Eco-Gen’s current cash position disclosed above, as of the date of this filing, Eco-Gen does not have the necessary financial capacity to pay us to perform our obligations to Eco-Gen.

As a result of these risks, we cannot be certain that we will generate any revenue from our business with Eco-Gen Energy, Inc.

We manufacture critical components used within electrical and cooling/heating systems and, as a result, could be subject to litigation.

Product liability claims are common in the electrical product and heating and cooling systems industry. Even though we have not been subject to such claims in the past, we could be the defendant in a lawsuit including those related to product liability claims alleging defects in the design, manufacture or operation of our green technology products. Any litigation, regardless of its merit or eventual outcome, could result in significant legal costs and high damage awards or settlements. Although we currently maintain product liability insurance, the coverage is subject to deductibles and limitations, and may not be adequate to cover future claims. Additionally, we may be unable to maintain our existing product liability insurance in the future at satisfactory rates or at adequate amounts.

If product liability lawsuits are brought against us, our business may be harmed, and we may be required to pay damages.

Our business exposes us to potential product liability claims that are inherent in the market for electrical systems and components and relative to the green technology and energy efficiency markets in which we do business. We could become the subject of product liability lawsuits alleging that component failures, malfunctions, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition or injury to customers.

Regardless of the merit or eventual outcome, product liability claims may result in:

•	decreased demand for our products
•	injury to our reputation;
•	significant litigation costs;
•	substantial monetary awards to or costly settlements with customers;
•	product recalls;
•	material defense costs;
•	loss of revenues;
•	the inability to commercialize new products or product candidates; and diversion of management attention from pursuing our business strategy.

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Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our sole director or any new directors that may be appointed in the future and the Company against the possible third-party claims. This is due to the significant lack of availability of such policies at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If we fail to maintain satisfactory relationships with future customers, our business may be harmed.

Due to competition or other factors, we could lose business from our future customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and stockholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We depend on key personnel and have a difficult time recruiting needed personnel.

Our future success depends on the efforts of a small number of key personnel. In addition, due to our financial resources and specialized expertise required, we may not be able to recruit the individuals needed for our business needs. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

Our strategies to grow our business may not be successful.

We are pursuing a variety of strategies to grow our business, including, as outlined below. There can be no assurances we will be able to successfully grow our business operations.

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•	collaborations, licensing arrangements, joint ventures, strategic alliances or partnerships;

•	pursuing sales in international markets; and

•	acquisitions of complementary products or technologies.

As a growing company, we have to develop reliable accounting resources and internal controls. Failure to achieve and maintain effective controls could prevent us from producing reliable financial reports.

Effective internal controls and accounting resources are necessary for us to provide reliable financial reports. We are in the process of implementing a system of internal controls. Failure to achieve and maintain an effective internal accounting and control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our business and financial results.

RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

Our products and operations are subject to extensive government regulation and industry association group compliance requirements.  Our failure to comply with applicable requirements could harm our business.

Our products are subject to extensive regulation in the United States and elsewhere.  Within the United States, there are numerous government agencies that regulate electrical components and the connection and operation of these components and systems. These may include but are not limited to Consumer Product Safety Commission (CPSC), Department of Energy (DOE), Environmental Protection Agency (EPA), Federal Communication Commission (FCC), Federal Trade Commission (FTC), Occupational Safety and Health Administration (OSHA).  Many states within the United States have similar bodies and the state Public Utilities Commission. Additionally, there are numerous industry associated standards created, such as those enacted by the National Electrical Manufacturers Association and other industry bodies, to which we could be required to adhere.

The government imposed and industry regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.   Lack of adherence to these many requirements could result in prohibitions on sales of our products; and in the most serious cases, criminal penalties.

Our future sales could be affected by availability of government subsidies for wind, solar or other alternative energy production sources.

There are numerous U.S. federal, U.S. state, and non-U.S. government programs to subsidize wind, solar and other alternative forms of energy production, storage, transmission, usage, etc. The availability of such programs or curtailment of such programs could have negative impacts on our business and our ability to generate revenues and profits. There can be no assurances any current program or future program will be ongoing. Any change to subsidy framework could negatively affect our operations.

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RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of common stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. During recent financial periods, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of common stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of common stock.

We will be controlled by existing stockholders after this offering.

Upon the completion of this Offering, our officers currently will continue to oversee the Company’s operations.  As a result, these individuals will likely have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of its board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the Company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring or preventing a change in control of the Company, even when such a change of control would be in the best interests of the Company’s other stockholders

This offering does not require a minimum number of Shares to be sold. As such, we may not receive sufficient funds from this offering. Thus, investors could be at risk.

This offering does not require a minimum number of Shares to be sold. We may raise less than the amount required to execute our six-month business plan, which calls for funding the budget of $1,002,336, or our stated minimum business plan, which calls for funding of $375,000. If we are unable to raise sufficient funding to achieve the $375,000 in gross proceeds need to implement this minimum business plan, we may not be able to execute our business plan as designed. Although our primary current contract with Ego-Gen Energy, Inc. provides for prior payment of the Company’s services under that agreement, our efforts to license and develop the PoolCooledTM and MagnaSpringTM technologies, and other additional technologies, could be restricted if we raise less than the amount required to execute our stated minimum business plan. Investors could be at risk if we are unable to raise our minimum business plan amount because funds will need to be reserved for fees and expenses related to this offering and for administrative expense. As is outlined elsewhere in this filing, we estimate our total offering registration costs to be approximately $500 and our legal, auditor and related fees will be $14,500.00 equaling a total expense to the Company of $15,000 relating to the registration. A significant portion of these fees will be incurred by the Company regardless of the amount of gross proceeds raised via this Offering.

Our shares of common stock qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our stockholders to sell their shares and, as a result, our stockholders may have to hold their shares indefinitely.

Our shares of common stock are deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet the requirement (a) above); or (d) in issuers with net tangible assets of less than $1,500,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our shares of common stock are urged to obtain and read such disclosure carefully before purchasing any shares of common stock that are deemed to be "penny stock".

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Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of common stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for brokerdealers to recommend that their customers buy our shares of common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investors to deposit paper stock certificates or to clear our shares of common stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place a significant strain on our personnel, systems, and resources.

RISKS RELATED TO THE OFFERING

Since our shares of common stock are thinly traded their value is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of common stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of common stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of common stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

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Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of common stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently quoted on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

Our chief executive officer and our sole director will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering, our executive officer and principal stockholders will beneficially own or control, directly or indirectly, a significant majority of our shares. For example, our CEO and sole director holds 30,000,000 shares of preferred stock that allows for up to 96.8% control of any Stockholder vote. As a result, this stockholder could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this and the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Offering Circular and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

Risks Related to Our Business

The report of our independent auditors on our financial statements for the year ended December 31, 2020, indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. In its opinion on our financial statements for the year ended December 31, 2020, our independent auditors raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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Our company had an accumulated deficit of $8,357,323 (unaudited) at September 30, 2021, had a net loss of $2,397,783 (unaudited) and an operating loss of $1,485,702 (unaudited) for the nine months ended September 30, 2021. Our ability to raise additional capital through the future issuances of common stock and/or debt financing is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about our ability to continue as a going concern.

If we are unable to raise enough capital in this offering or obtain additional financing, we may not be able to fulfill our business plan.

At September 30, 2021, we had $9,438 (unaudited) cash on hand. Our entire business plan, including our ability to conduct manufacturing, marketing, generate sales and further develop products, are entirely dependent upon adequate financing. Should we fail to obtain adequate financing: (a) our financial condition will be negatively affected; (b) we will be unable to conduct the essential aspects of our business plan, including marketing; (c) investments in our common stock will be negatively impacted; (d) we will be forced to liquidate our business and file for bankruptcy protection.

We currently have only patent-pending protection for our PoolCooledTM device.

We have filed a patent application for our PoolCooledTM device with the USPTO (Application No. 17/469,834); however, as yet, it has not granted yet and there can be no assurance that one will be issued.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent and, in some jurisdictions, during the pendency of a patent application. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith America Invents Act, or the America Invents Act, enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant going forward of the time from invention to filing of a patent application.

The America Invents Act also includes a number of significant changes that affect the way patent applications will be prosecuted and also may affect patent litigation. These include allowing third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our owned or in-licensed patent applications and the enforcement or defense of our owned or in-licensed issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

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In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our existing patent portfolio and our ability to protect and enforce our intellectual property in the future.

If homeowners or commercial real estate owners and developers are not willing to change current practices to adopt our PoolCooledTM device to reduce energy consumption, our PoolCooledTM device may fail to gain increased market acceptance, and our business will be adversely affected.

Our primary strategy to generate and grow our revenue is to drive the adoption of our PoolCooledTM device to reduce the electricity needed to cool residential and commercial structures. Home-owners or commercial real estate owners and developers may choose not to use our PoolCooledTM device for a number of reasons, including:

-	lack of experience with our products;

-	our inability to convince key opinion leaders to provide recommendations regarding our PoolCooledTM device, or to convince builders, developers, home-owners or commercial building owners that our PoolCooledTM device is an attractive alternative to other air conditioning devices;

-	perceived inadequacy of evidence supporting benefits of our PoolCooledTM device over existing alternatives;

-	liability risks generally associated with the use of new products and procedures; and

-	the training required to use new products.

We currently compete and will in the future continue to compete against other companies, some of which have longer operating histories, more established products or greater resources than we do, which may prevent us from achieving increased market penetration and improved operating results.

The green energy technology industry is highly competitive, subject to change and significantly affected by new product introductions and other activities of industry participants. Our competitors have historically dedicated and will continue to dedicate significant resources to promoting their products or developing new products or methods to reduce energy consumption. We also believe other emerging businesses are in the early stages of developing devices designed to reduce energy consumption. In addition, we also compete, both within and outside of the United States with green technology options which are used in the reduction of energy expenditures.

If one or more green technology device manufacturers successfully develop a cooling technology that is more effective, less expensive or otherwise results in decreased energy consumption, or if improvements in other devices make them more effective, cost effective, easier to use or otherwise more attractive than our PoolCooledTM device, sales of our PoolCooledTM device could be significantly and adversely affected, which could have a material adverse effect on our business, financial condition and results of operations. In addition, if other companies are successful in developing devices that are effective for a broader range of indications than our PoolCooledTM device, we will be at a further competitive disadvantage, which could also affect our business, financial condition and results of operations.

Many of the companies against which we compete may have competitive advantages with respect to primary competitive factors in the sleep apnea treatment market, including:

-	greater company, product and brand recognition;

-	superior product safety, reliability and durability;

-	more effective marketing to and education of builders and property owners;

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-	greater product ease of installation;

-	more sales force experience and greater market access;

-	better product support and service;

-	more advanced technological innovation, product enhancements and speed of innovation;

-	more effective pricing and revenue strategies; and

-	more effective sales teams and strategies.

Our long-term growth depends on our ability to enhance our licensed technologies, expand our indications and develop and commercialize additional products.

It is important to our business that we continue to enhance our licensed technologies and develop and introduce new products. Developing products is expensive and time-consuming and could divert management’s attention away from our core business. The success of any new product offering or product enhancements to our PoolCooledTM device and other new green technologies we license will depend on several factors, including our ability to:

-	properly identify and anticipate physician and patient needs;

-	develop and introduce new products and product enhancements in a timely manner;

-	avoid infringing upon the intellectual property rights of third-parties;

-	demonstrate, if required, the safety and efficacy of new products with data from prototypes and market-ready product models;

-	obtain the necessary regulatory clearances or approvals for expanded indications, new products or product modifications;

-	provide adequate training to potential users of our products;

-	receive adequate coverage and reimbursement for procedures performed with our products; and

-	develop an effective and dedicated sales and marketing team.

If we are not successful in expanding our indications and developing and commercializing new products and product enhancements, our ability to increase our revenue may be impaired, which could have a material adverse effect on our business, financial condition and results of operations.

Our financial results may fluctuate significantly and may not fully reflect the underlying performance of our business. Our quarterly and annual results of operations may vary significantly in the future, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results of any one quarter or period should not be relied upon as an indication of future performance. Our quarterly and annual financial results may fluctuate as a result of a variety of factors, many of which are outside our control and, as a result, may not fully reflect the underlying performance of our business. One such factor includes seasonal variations in our sales.

Other factors that may cause fluctuations in our quarterly and annual results include:

-	consumer adoption of our green technologies;

-	timing of new product offerings, acquisitions, licenses or other significant events by us or our competitors;

-	unanticipated pricing pressure;

-	our ability to expand the geographic reach of our sales and marketing efforts;

-	our ability to obtain regulatory clearance or approval for any products in development or for our current products for additional indications or in additional countries outside the United States;

-	results of testing on our existing products and products in development;

-	delays in receipt of anticipated purchase orders;

-	delays in, or failure of, component and raw material deliveries by our suppliers; and

-	positive or negative coverage in the media or relevant publications of our products or products of our competitors or our industry.

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Because our quarterly and annual results may fluctuate, period-to-period comparisons may not be the best indication of the underlying results of our business and should only be relied upon as one factor in determining how our business is performing. These fluctuations may also increase the likelihood that we will not meet our forecasted performance, which could negatively affect the market price for our common stock.

Our results of operations could be materially harmed if we are unable to accurately forecast customer demand for our PoolCooledTM device and manage our inventory. To ensure adequate inventory supply, we must forecast inventory needs and place orders with our suppliers based on our estimates of future demand for our PoolCooledTM device. Our ability to accurately forecast demand for our PoolCooledTM device could be negatively affected by many factors, including our failure to accurately manage our expansion strategy, product introductions by competitors, an increase or decrease in customer demand for our PoolCooledTM device or for products of our competitors, our failure to accurately forecast customer acceptance of new products, unanticipated changes in general market conditions or regulatory matters and weakening of economic conditions or consumer confidence in future economic conditions. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs, which would cause our gross margin to be adversely affected and could impair the strength of our brand. Conversely, if we underestimate customer demand for our PoolCooledTM device, our third-party contract manufacturers may not be able to deliver products to meet our requirements, and this could result in damage to our reputation and customer relationships. In addition, if we experience a significant increase in demand, additional supplies of raw materials or additional manufacturing capacity may not be available when required on terms that are acceptable to us, or at all, or suppliers or our third-party manufacturers may not be able to allocate sufficient capacity in order to meet our increased requirements, which could have an adverse effect on our ability to meet customer demand for our PoolCooledTM device and our results of operations.

We will rely on a limited number of third-party suppliers and contract manufacturers for the manufacture and assembly of our products, and a loss or degradation in performance of these suppliers and contract manufacturers could have a material adverse effect on our business, financial condition and results of operations.

We will rely on third-party suppliers and contract manufacturers for the raw materials and components used in our PoolCooledTM device and to manufacture and assemble our products. Any of our suppliers or our third-party contract manufacturers may be unwilling or unable to supply the necessary materials and components or manufacture and assemble our products reliably and at the levels we anticipate or that are required by the market. Our ability to supply our products commercially and to develop any future products depends, in part, on our ability to obtain these materials, components and products in accordance with regulatory requirements and in sufficient quantities for commercialization and testing. Our manufacturers may decide in the future to discontinue or reduce the level of business they conduct with us. If we are required to change contract manufacturers due to any change in or termination of our relationships with these third parties, or if our manufacturers are unable to obtain the materials they need to produce our products at consistent prices or at all, we may lose sales, experience manufacturing or other delays, incur increased costs or otherwise experience impairment to our customer relationships. We cannot guarantee that we will be able to establish alternative relationships on similar terms, without delay or at all.

Establishing additional or replacement suppliers for any of these materials, components or services, if required, could be time-consuming and expensive, may result in interruptions in our operations and product delivery, may affect the performance specifications of our PoolCooledTM device or could require that we modify its design. Even if we are able to find replacement suppliers or third-party contract manufacturers, we will be required to verify that the new supplier or third-party manufacturer maintains facilities, procedures and operations that comply with our quality expectations and applicable regulatory requirements. Furthermore, our contract manufacturers could require us to move to another one of their production facilities or use alternative materials or components. Any of these events could require that we obtain a new regulatory authority approval before we implement the change, which could result in further delay and which may not be obtained at all. While we seek to maintain sufficient levels of inventory as discussed above, those inventories may not fully protect us from supply interruptions.

If our third-party suppliers fail to deliver the required commercial quantities of materials on a timely basis and at commercially reasonable prices, and we are unable to find one or more replacement suppliers capable of production at a substantially equivalent cost in substantially equivalent volumes and quality on a timely basis, the future commercialization of our licensed technologies, including our PoolCooledTM device, the supply of our products to customers and the development of any future products will be delayed, limited or prevented, which could have material adverse effect on our business, financial condition and results of operations.

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Performance issues, service interruptions or price increases by our shipping carriers could adversely affect our business and harm our reputation and ability to provide our services on a timely basis.

Expedited, reliable shipping will be essential to our operations. We will rely heavily on providers of transport services for reliable and secure point-to-point transport of our PoolCooledTM device to our customers and for tracking of these shipments. Should a carrier encounter delivery performance issues such as loss, damage or destruction of any systems, it would be costly to replace such systems in a timely manner and such occurrences may damage our reputation and lead to decreased demand for our PoolCooledTM device and increased cost and expense to our business. In addition, any significant increase in shipping rates could adversely affect our operating margins and results of operations. Similarly, strikes, severe weather, natural disasters or other service interruptions affecting delivery services we use would adversely affect our ability to process orders for our PoolCooledTM device on a timely basis.

We have limited experience marketing and selling our PoolCooledTM device, and if we are unable to expand, manage and maintain our direct sales and marketing organization we may not be able to generate revenue growth.

We have not commenced sales of our PoolCooledTM device and as a result, we have no experience in marketing and selling our PoolCooledTM device. We intend to sell our PoolCooledTM device through a direct sales force that targets residential and commercial developers and property owners in the United States and Canada, and also utilize various direct-to-property owner marketing initiatives, including paid search, radio, social media and online videos. Our operating results will be directly dependent upon the efforts of these employees. If our direct sales force fails to adequately promote, market and sell our PoolCooledTM device and obtain reimbursement for it, our revenue may be adversely affected.

Our ability to maintain our competitive position depends on our ability to attract and retain senior management and other highly qualified personnel.

Our success will depend in part on our ability to attract, retain and motivate highly qualified management and other personnel. We are highly dependent upon our management team, Julia Otey-Raudes, our Chief Executive Officer. The replacement of any of our management team likely would involve significant time and costs and may significantly delay or prevent the achievement of our business objectives and could therefore have an adverse effect on our business. In addition, we do not carry any “key person” insurance policies that could offset potential loss of service under applicable circumstances.

We face the risk of product liability claims that could be expensive, divert management’s attention and harm our reputation and business. We may not be able to maintain adequate product liability insurance.

Our business exposes us to the risk of product liability claims that are inherent in the testing, manufacturing and marketing of energy producing and air-conditioning devices. Our PoolCooledTM device is designed to affect, and any future products will be designed to affect, important energy supply and climate control functions and processes. Any manufacturing defects, misuse or poor installation associated with our PoolCooledTM device could result in property damage. We cannot offer any assurance that we will not face product liability suits. We may be subject to product liability claims if our PoolCooledTM device fails, or merely appears to have failed, its energy-saving parameters. In addition, an injury that is caused by the activities of our suppliers, such as those who provide us with components and raw materials, may be the basis for a claim against us. Product liability claims may be brought against us by purchasers, builders or others selling or otherwise coming into contact with our PoolCooledTM device, among others. If we cannot successfully defend ourselves against product liability claims, we will incur substantial liabilities and reputational harm. In addition, regardless of merit or eventual outcome, product liability claims may result in:

-	costs of litigation;

-	distraction of management’s attention from our primary business;

-	the inability to commercialize our PoolCooledTM device or new products;

-	decreased demand for our PoolCooledTM device;

-	damage to our business reputation;

-	product recalls or withdrawals from the market;

-	substantial monetary awards to customers or other claimants; or

-	loss of sales.

While we may attempt to manage our product liability exposure by proactively recalling or withdrawing from the market any defective products, any recall or market withdrawal of our products may delay the supply of those products to our customers and may impact our reputation. We can provide no assurance that we would be successful in initiating appropriate market recall or market withdrawal efforts that may be required in the future or that these efforts will have the intended effect of preventing product malfunctions and the accompanying product liability that may result. Such recalls and withdrawals may also be used by our competitors to harm our reputation for safety or be perceived by consumers as a safety risk when considering the use of our products, either of which could have a material adverse effect on our business, financial condition and results of operations.

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If we are unable to obtain insurance at an acceptable cost or on acceptable terms or otherwise protect against potential product liability claims, we could be exposed to significant liabilities. A product liability claim, recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could have a material adverse effect on our business, financial condition and results of operations.

If the quality of our PoolCooledTM device does not meet the expectations of consumers, then our brand and reputation or our business could be adversely affected.

In the course of conducting our business, we must adequately address quality issues that may arise with our PoolCooledTM device, including defects in third-party components included in our PoolCooledTM device. In addition, even in the absence of quality issues, we may be subject to claims and liability if the performance of our PoolCooledTM device does not live up to the expectations of our customers. If the quality of our PoolCooledTM device does not meet the expectations of our customers, then our brand and reputation with those customers, or our business, financial condition and results of operations, could be adversely affected.

If we choose to acquire new and complementary businesses, products or technologies, we may be unable to complete these acquisitions or to successfully integrate them in a cost-effective and non-disruptive manner.

Our success depends, in part, on our ability to continually enhance and broaden our product offerings in response to changing customer demands, competitive pressures and advances in technologies. Accordingly, although we have no current commitments with respect to any acquisition or investment, we may in the future pursue the acquisition of, or joint ventures relating to, complementary businesses, products or technologies instead of developing them ourselves. We do not know if we will be able to successfully complete any future acquisitions or joint ventures, or whether we will be able to successfully integrate any acquired business, product or technology or retain any key employees related thereto. Integrating any business, product or technology we acquire could be expensive and time-consuming, disrupt our ongoing business and distract our management. If we are unable to integrate any acquired businesses, products or technologies effectively, our business will be adversely affected. In addition, any amortization or charges resulting from the costs of acquisitions could increase our expenses.

Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. The global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the global financial crisis, could result in a variety of risks to our business, including weakened demand for our PoolCooledTM device, and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our manufacturers or suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our services. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the economic climate and financial market conditions could adversely affect our business.

Failure of a key information technology system, process or site could have an adverse effect on our business.

We will rely extensively on information technology systems to conduct our business. These systems affect, among other things, ordering and managing materials from suppliers, shipping products to customers, processing transactions, summarizing and reporting results of operations, complying with regulatory, legal or tax requirements, data security and other processes necessary to manage our business. If our systems are damaged or cease to function properly due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively compensate on a timely basis, we may experience interruptions in our operations, which could have an adverse effect on our business.

We are subject to anti-bribery, anti-corruption, and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act, as well as export control laws, customs laws, sanctions laws and other laws governing our operations. If we fail to comply with these laws, we could be subject to civil or criminal penalties, other remedial measures and legal expenses, which could adversely affect our business, results of operations and financial condition.

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As we grow our international presence and global operations, we will have increasing obligations to comply with trade and economic sanctions and other restrictions imposed by the United States, the European Union and other governments and organizations. The U.S. Departments of Justice, Commerce, State and Treasury and other federal agencies and authorities have a broad range of civil and criminal penalties they may seek to impose against corporations and individuals for violations of economic sanctions laws, export control laws, the U.S. Foreign Corrupt Practices Act, or the FCPA, and other federal statutes and regulations, including those established by the Office of Foreign Assets Control, or OFAC. In addition, the U.K. Bribery Act of 2010, or the Bribery Act, prohibits both domestic and international bribery, as well as bribery across both private and public sectors. An organization that “fails to prevent bribery” by anyone associated with the organization can be charged under the Bribery Act unless the organization can establish the defense of having implemented “adequate procedures” to prevent bribery. Under these laws and regulations, as well as other anti-corruption laws, anti-money laundering laws, export control laws, customs laws, sanctions laws and other laws governing our operations, various government agencies may require export licenses, may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries or with sanctioned persons or entities and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions. A violation of these laws or regulations would negatively affect our business, financial condition and results of operations.

We will bear the risk of warranty claims on our PoolCooledTM device.

One the product enters the market, bear the risk of warranty claims on our PoolCooledTM device. We may not be successful in claiming recovery under any warranty or indemnity provided to us by our suppliers or vendors in the event of a successful warranty claim against us by a customer or that any recovery from such vendor or supplier would be adequate. In addition, warranty claims brought by our customers related to third-party components may arise after our ability to bring corresponding warranty claims against such suppliers expires, which could result in costs to us.

We may need substantial additional funding beyond our existing cash resources and the proceeds from this offering and may be unable to raise capital when needed, which could force us to delay or reduce our commercialization efforts or product development programs.

We believe that the net proceeds from this offering will be sufficient to meet our capital requirements and fund our operations for at least 12 months. However, we have based these estimates on assumptions that may prove to be incorrect, and we could spend our available financial resources much faster than we currently expect. Any future funding requirements will depend on many factors, including:

-	consumer and market acceptance of our PoolCooledTM device;

-	the cost of filing and prosecuting patent applications and defending and enforcing our patent or other intellectual property rights;

-	the cost of defending, in litigation or otherwise, any claims that we infringe third-party patents or other intellectual property rights;

-	the cost and timing of additional regulatory clearances or approvals;

-	the cost and timing of establishing additional sales and marketing capabilities;

-	costs associated with any product recall that may occur;

-	the effect of competing technological and market developments;

-	the extent to which we acquire or invest in products, technologies and businesses, although we currently have no commitments or agreements relating to any of these types of transactions; and

-	the costs of operating as a public company.

Any additional equity or debt financing that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds by selling additional shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock after this offering (including through the exercise by the underwriters of their option to purchase additional shares of our common stock), the issuance of such securities will result in dilution to our stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible into or exercisable or exchangeable for shares of our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Furthermore, investors purchasing any securities we may issue in the future may have rights superior to your rights as a holder of our common stock.

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In addition, any future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our common stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. If we raise additional funds through collaboration and licensing arrangements with third-parties, it may be necessary to relinquish some rights to our technologies or our products, or grant licenses on terms that are not favorable to us.

Furthermore, we cannot be certain that additional funding will be available on acceptable terms, if at all. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third-parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these factors could harm our business, financial condition and results of operations.

If we fail to successfully manage our new product development or if we fail to anticipate the issues associated with such development or expansion, our business may suffer.

We have one patent pending for PoolCooledTM (Application No. 17/469,834). Our ability to anticipate and manage a variety of issues associated with any new product development or market expansion, such as:

-	market acceptance; and

-	effective management of our applications and other products

Our business would suffer if we fail to successfully anticipate and manage these issues associated with product development and you may lose all or part of your investment.

If we cannot attract customers, we will not generate revenues and our business will fail.

As of the date of this Offering Circular, we have not generated any revenue. If our business fails, you will lose all or part of your investment.

We may encounter difficulties managing our planned growth, which would adversely affect our business and could result in increasing costs as well as a decrease in our stock price.

We intend to establish a customer base and develop new products for them. To manage our anticipated growth, we must continue to improve our operational and financial systems and expand, train, retain and manage our employee base to meet new opportunities. Because of the registration of our securities, we are subject to reporting and disclosure obligations, and we anticipate that we will hire additional finance and administrative personnel to address these obligations. In addition, the anticipated growth of our business will place a significant strain on our existing managerial and financial resources. If we cannot effectively manage our growth, our business may be harmed.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business and results of operations.

Our success depends to a significant degree on our ability to protect our proprietary technology, methodologies, know-how and our brand. We will rely on a combination of contractual restrictions, and other intellectual property laws and confidentiality procedures to establish and protect our proprietary rights. However, the steps we will take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. If we fail to protect our intellectual property rights adequately, our competitors may gain access to our technology and our business may be harmed. In addition, defending our intellectual property rights might entail significant expense. We may be unable to prevent third parties from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

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As we grow our business, our plan is to enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with other parties. No assurance can be given that these agreements will be effective in controlling access to and distribution of our proprietary information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our products.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect our intellectual property rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming, and distracting to management, and could result in the impairment or loss of portions of our intellectual property. Further, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our products, impair the functionality of our products, delay introductions of new products, result in our substituting inferior or more costly technologies into our products, or injure our reputation.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in the software industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement of proprietary rights, particularly patent rights, we face a higher risk of being the subject of intellectual property infringement claims. We do not currently have a patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third party that claims that our solution infringes its rights, the litigation could be expensive and could divert our management resources. As of the date of this offering circular, we have not received any written notice of an infringement claim, invitation to license, or other intellectual property infringement action.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

-	Cease selling or using products that incorporate the intellectual property that we allegedly infringe;

-	Make substantial payments for legal fees, settlement payments or other costs or damages;

-	Obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or

-	Redesign the allegedly infringing products to avoid infringement, which could be costly, time-consuming or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Our Articles of Incorporation and Bylaws and certain provisions of Nevada law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Articles of Incorporation and Bylaws and certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. For example, we are governed by Section 203 of the Nevada General Corporation Law. In general, Section 203 prohibits a public Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, fifteen percent (15%) or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

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Limitations of director liability and indemnification of directors, officers and employees.

Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

-	breach of their duty of loyalty to us or our stockholders;

-	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

-	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Nevada General Corporation Law; or

-	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws (“Bylaws”) provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks Related to Government Regulation

United States and Canadian regulatory bodies have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health and safety. The governments’ authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to safety and health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. Product defects or other errors may occur in the future.

If we do not obtain and maintain international regulatory registrations or approvals for our products, we will be unable to market and sell our products outside of the United States.

Sales of our products outside of the United States are subject to foreign regulatory requirements that vary widely from country to country. While the regulations of some countries may not impose barriers to marketing and selling our products or only require notification, others require that we obtain the approval of a specified regulatory body. Complying with foreign regulatory requirements, including obtaining registrations or approvals, can be expensive and time-consuming, and we may not receive regulatory approvals in each country in which we plan to market our products, or we may be unable to do so on a timely basis. If we modify our products, we may need to apply for additional regulatory approvals before we are permitted to sell the modified product. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we have received. If we are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable product in that country.

Regulatory approval in the United States does not ensure registration, clearance or approval by regulatory authorities in other countries, and registration, clearance or approval by one or more foreign regulatory authorities does not ensure registration, clearance or approval by regulatory authorities in other foreign countries or in the United States. However, a failure or delay in obtaining registration or regulatory clearance or approval in one country may have a negative effect on the regulatory process in others.

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Legislative or regulatory reforms in the United States or Canada, may make it more difficult and costly for us to obtain regulatory clearances or approvals for our products or to manufacture, market or distribute our products after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in the United States Congress that could significantly change the statutory provisions governing the regulation of electrical devices. Any new statutes, regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of any future products or make it more difficult to obtain approval for, manufacture, market or distribute our products. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require additional testing prior to obtaining clearance or approval; changes to manufacturing methods; recall, replacement or discontinuance of our products; or additional record keeping.

Risks Related to a Purchase of the Offered Shares

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares.

From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We do not intend to pay dividends on our common stock.

We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our common stock is a “Penny Stock,” which may impair trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

It is possible that our common stock will continue to be thinly traded and its market price highly volatile.

Our common stock is quoted in the over-the-counter market under the symbol “ECOX” in the OTC Pink marketplace of OTC Link. For over the past five years, our common stock has traded sporadically and has been extremely limited in nature. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon.

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The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

-	quarterly variations in our operating results;

-	operating results that vary from the expectations of investors;

-	changes in expectations as to our future financial performance, including financial estimates by investors;

-	reaction to our periodic filings, or presentations by executives at investor and industry conferences;

-	changes in our capital structure;

-	announcements of innovations or new products by us or our competitors;

-	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

-	lack of success in the expansion of our business operations;

-	third-party announcements of claims or proceedings against us or adverse developments in pending proceedings;

-	additions or departures of key personnel;

-	asset impairment;

-	temporary or permanent inability to offer products or services; and

-	rumors or public speculation about any of the above factors.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock.

Our current shareholders, including our management, hold shares of our restricted common stock and registered common stock, and will be able to sell their shares in the market. In general, our officers and directors and 10% shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under our active registration statement or Rule 144 or otherwise could reduce prevailing market prices for our common stock.

As of the date of this Offering Circular, there is a total of 2,159,796,014 shares of our common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and pursuant to agreements. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

The outstanding shares of our Series A Preferred Stock currently effectively preclude current and future owners of our common stock from influencing any corporate decision.

Our officer, Julia Otey-Raudes, owns 100% of the outstanding shares of our Series A Preferred Stock. Each share of the Series A Preferred Stock has the vote equivalency of 100 shares of our common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Ms. Otey-Raudes will, therefore, be able effectively to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. This control of the outstanding Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if Ms. Otey-Raudes should oppose it.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

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As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the pro forma as adjusted net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net pro forma as adjusted tangible book value per share of our common stock after this offering. Our pro forma net tangible book value as of September 30, 2021, was $(1,710,793) (unaudited), or $(0.00089) per share.

Taking into effect the issuance of 200,000,000 shares subsequent to September 30, 2021, the tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Offering price per share	[$0.002-$0.01]
Net tangible book value per share as of September 30, 2021 (unaudited)	$(0.0089)
Increase in net tangible book value per share after giving effect to this offering	[$0.0056-$0.0097]
Pro forma net tangible book value per share as of September 30, 2021	[$(0.0033)-$0.0007]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	[$0.0053-$0.0093]

Assuming the Sale of 75% of the Offered Shares
Offering price per share	$	[$0.002-$0.01]
Net tangible book value per share as of September 30, 2021 (unaudited)		$(0.0089)
Increase in net tangible book value per share after giving effect to this offering		[$0.0048-$0.0083]
Pro forma net tangible book value per share as of September 30, 2021		[$(0.0041)-$(0.0006)]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering		[$0.0061-$0.0106]

Assuming the Sale of 50% of the Offered Shares
Offering price per share	$	[$0.002-$0.01]
Net tangible book value per share as of September 30, 2021 (unaudited)		$(0.0089)
Increase in net tangible book value per share after giving effect to this offering		[$0.0037-$0.0065]
Pro forma net tangible book value per share as of September 30, 2021		[$(0.0052)-$(0.0024)]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering		[$0.0072-$0.0124]

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Assuming the Sale of 25% of the Offered Shares
Offering price per share	$	[$0.002-$0.01]
Net tangible book value per share as of September 30, 2021 (unaudited)		$(0.0089)
Increase in net tangible book value per share after giving effect to this offering		[$0.0023-$0.0039]
Pro forma net tangible book value per share as of September 30, 2021		[$(0.0067-$(0.0050)]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering		[$0.0087-$0.015]

USE OF PROCEEDS

The table below sets forth the estimated net proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

Assumed Percentage of Offered Shares Sold in This Offering	25%	50%	75%	100%

GROSS PROCEEDS FROM OFFERING	[$100,000-500,000]	[$200,000-1,000,000]	[$300,000-1,500,000]	[$400,000-$2,000,000]
LESS OFFERING EXPENSES
Legal, accounting & professional fees	$14,500	$14,500	$14,500	$14,500
Miscellaneous (including registration fees)	$500	$500	$500	$500
SUBTOTAL	$15,000	$15,000	$15,000	$15,000
LESS USE OF PROCEEDS
Production Costs (1)	[$20,554-117,280]	[$44,736-238,186]	[$68,917-359,093]	[$93,098-480,000]
Contractors (2)	[$16,632-94,899]	[$36,198-192,732]	[$55,765-290,566]	[$75,332-388,400]
General & administrative (3)	[$13,275-75,743]	[$28,892-153,829]	[$44,509-231,914	[$60,126-310,000]
Marketing & promotion (4)	[$6,338-36,161]	[$13,793-73,441]	[$21,249-110,720]	[$28,705-148,000]
Research & development (5)	[$18,606-106,162)	[$40,495-215,608]	[$62,384-325,054]	[$84,273-434,500]
Wages & benefits (6)	[$9,596-54,755]	[$20,886-111,203]	[$32,176-167,652]	[$43,465-224,100]
SUBTOTAL	[$85,000-485,000]	[$185,000-985,000]	[$285,000-1,485,000]	[$385,000-1,985,000]
TOTAL	[$100,000-500,000]	[$200,000-1,000,000]	[$300,000-1,500,000]	[$400,000-$2,000,000]

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The above figures represent only estimated costs. As indicated in the table above, if we sell only 75%, or 50%, or 25% of the Shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the Shares, and in approximately the same proportions. However, the lower our net proceeds, the less we would expect to use the funds in the expenditure categories.

(1)	Production Costs - This may include but is not limited to the total costs of manufacturing finished units.
(2)	Contractors - This may include but is not limited to contractor services for intellectual property legal counsel, patent development specialists, corporate legal services, sales representatives, technical support staff, product design engineers, mechanical and electrical engineers, and administrative staff. We anticipate that the cost of securing intellectual property protections, such as patent attorneys, will comprise the bulk of this cost.
(3)	General & Administrative - This may include, but is not be limited to rent, insurance, internet, office equipment, office supplies, postage, subscriptions, overnight delivery services, telephone, utilities, and web hosting.
(4)	Marketing & Promotion - This may include but is not limited to development of corporate presentations, graphic design services, document printing, conference attendance fees, web design, and general advertising costs.
(5)	Research & Development - This may include but is not limited to technology development costs, product prototype manufacturing, and software licenses for enterprise resource planning software for development purposes.
(6)	Salaries and Consulting Expense - We anticipate meeting all staffing need through a combination of outside third-party service providers (contractors) and salaried employees. Although our CEO is currently not drawing a salary, our employment agreement with our CEO requires the Company to pay a salary of $300,000 per year for full-time services which may be paid from proceeds of this offering. Other than the salary for our full time CEO, the allocation of funds for salaries and consulting expense is for new-hires and filling part and full-time positions necessary to expand the Company operations. At 25% of the proceeds we estimate it will be able to accommodate up to 1 employee; at 50% of the proceeds we will be able to accommodate up to 2 employees and at 75-100% of the proceeds we estimate we can accommodate a staff of up to 4 people. With a fully funded business plan, the Company intends to hire a full-time in-house controller to manage banking, accounting, billing, and product development expense financial controls.

This offering does not require a minimum number of Shares to be sold. We may raise less than the amount required to execute our stated maximum business plan, which calls for funding of $1,500,000, or our stated minimum business plan, which calls for funding of $375,000. If we are unable to raise sufficient funding to achieve the $375,000 in gross proceeds need to implement this minimum business plan, we may not be able to execute our business plan as designed. Although our primary current contract with Ego-Gen Energy, Inc. provides for advance payment of the Company’s services under that agreement, our efforts to license and develop the PoolCooledTM and MagnaSpringTM technologies, and other additional technologies, could be restricted if we raise less than the amount required to execute our stated minimum business plan. In the event we do not sell all of the Shares being offered, we may seek additional financing to support the intended use of proceeds discussed above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available when needed and, if available, on terms acceptable to us.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industries in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

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Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 200,000,000 Offered Shares on a best-efforts basis, at a fixed price of $____[$0.002-$0.01] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. Pending acceptance of an investor’s subscription agreement, funds will be placed in an escrow account. (See “Escrow Agent” below). No funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our CEO, Julia Otey-Raudes. Ms. Otey-Raudes will not receive any compensation for offering or selling the Offered Shares. We believe that Ms. Otey-Raudes is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Ms. Otey-Raudes:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	is not an associated person of a broker or dealer; and

•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.ecoig.com, as well as on the SEC’s website, www.sec.gov.

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An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

There is no minimum purchase requirement.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of: (a) 500,000,000 shares of common stock, $.001 par value per share; (b) 30,000,000 shares of Series A Preferred Stock, $.001 par value per share; and (c) 1,000,000 shares of Series C Preferred Stock, $.001 par value per share.

As of the date of this Offering Circular, there were 191,912,036 shares of our common stock issued and outstanding, held by 301 holders of record; 30,000,000 shares of Series A Preferred Stock issued and outstanding, held by our officer; and 221,250 shares of Series C Preferred Stock issued and outstanding.

Common Stock

Common stock, par value $0.001, authorized 500,000,000 shares, issued and outstanding 191,912,036 and 135,930,680 shares at September 30, 2021 and December 31, 2020, respectively

The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

However, our officer Julia Otey-Raudes owns all of the issued and outstanding shares of Series A Preferred Stock and, thereby, effectively controls all corporate matters relating to our company. (See “Preferred Stock” below, as well as “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Preferred Stock

Our officer, Julia Otey-Raudes, owns all of the issued and outstanding shares of our Series A Preferred Stock and, thereby, effectively control all corporate matters of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Series A. We are authorized to issue 30,000,000 Series A Preferred Stock, par value $.001 per share, with 30,000,000 shares issued and outstanding as of the date of this Offering Circular. Each share of Series A Preferred Stock is convertible into one share of common stock and has the voting power of 100 shares of common stock. The Series A Preferred Stock ranks equal to the common stock on liquidation and pays no dividend. Our current officer owns all 30,000,000 outstanding shares of Series A Preferred Stock. (See “Security Ownership of Certain Beneficial Owners and Management”).

Series C. We are authorized to issue 1,000,000 shares of Series C Convertible Preferred Stock, par value $.001 per share, with 122,500 shares issued and outstanding as of the date of this Offering Circular. The Series C Convertible Preferred Stock ranks senior to the common stock with respect to dividends and right of liquidation and has no voting rights. The Series C Convertible Preferred Stock has a 10% cumulative annual dividend. In the event of default, the dividend rate increases to 22%. The Company may not, with consent of a majority of the holders of Series C Convertible Preferred Stock, alter or changes the rights of the Series C Convertible Preferred Stock, amend the articles of incorporation, create any other class of stock ranking senior to the Series C Convertible Preferred Stock, increase the authorized shares of Series C Convertible Preferred Stock, or liquidate or dissolve the Company. Beginning 180 days from issuance, the Series C Convertible Preferred Stock may be converted into common stock at a price based on 63% of the average of the two lowest trading prices during the 15 days prior to conversion. The Company may redeem the Series C Convertible Preferred Stock during the first 180 days from issuance, subject to early redemption penalties of up to 35%. The Series C Convertible Preferred Stock must be redeemed by the Company 12 months following issuance if not previously redeemed or converted. Based on the terms of the Series C Convertible Preferred Stock, the Company determined that the preferred stock is mandatorily redeemable at will be accounted for as a liability under ASC 480.

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During the three months ended September 30, 2021, the Company entered into two purchase agreements for Series C Convertible Preferred Stock with an accredited investor. The Company issued a total of 122,500 shares of Series C Convertible Preferred Stock in exchange for gross proceeds of $122,500. The Company paid $7,500 of fees for these agreements, accounted for as deferred finance costs. The Series C Convertible Preferred Stock will mature in July 2022 and September 2022.

Common Stock Purchase Warrants

The following table summarizes the continuity of our outstanding common stock purchase warrants:

	Number of Warrants	Weighted Average Exercise Price $
Balance, December 31, 2020	—	—
Issued during the Three Months Ended September 30, 2021	7,500,000	0.03
Balance, September 30, 2021	7,500,000	0.03

Convertible Promissory Notes

As of September 30, 2021, we had outstanding a total of six separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Note Holder	Date	Maturity Date	Interest	Balance 12/31/20	Additions	Conversions/ Repayments	Balance 9/30/21
Pinnacle Consulting Services Inc.	12/02/19	04/01/21	5.00%	$40,000	—	—	$40,000
Pinnacle Consulting Services Inc.	06/30/20	06/30/21	10.00%	$21,000	—	—	$21,000
Robert Hymers	11/16/20	11/15/21	10.00%	$2,451	—	—	$2,451
Claudia Magdalena Villalta	03/22/21	03/22/22	10.00%	—	$30,000	—	$30,000
Labrys	06/04/21	06/04/22	16.00%	—	$225,000	$35,000	$190,000
Blue Lake	08/23/21	08/23/22	12.00%	—	$150,000	—	$150,000
			Total	$63,451	$405,000	$(35,000)	$433,451

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Nevada Agency and Transfer Company (NATCO) as the transfer agent for our common stock. NATCO’s website is located at: www.natco.com. No information found on NATCO’s website is part of this Offering Circular.

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LEGAL PROCEEDINGS

General

There are no pending legal proceedings to which our company is a party or in which any director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or shareholder is a party adverse to us or has a material interest adverse to us.

 DESCRIPTION OF BUSINESS

Business Strategy

Eco Innovation Group, Inc. is a socially responsible and sustainability-focused technology incubator devoted to the commercialization of select intellectual property that, given the right business platform, has the potential to achieve high-value commercial success. Our value creation strategy is a strategic approach to environmental sustainability: we seek innovative socially responsible products and technologies with the potential to create globally important paradigm shifts in energy efficiency and environmental sustainability. Consistent with our strategy, we seek to license, develop and market environmentally sustainable and socially responsible technologies that have compelling market potential.

Market Opportunity

We believe our strategic approach to environmental sustainability and socially responsible technology development offers an attractive value proposition. Environmental sustainability and social responsibility are at the core of a rapidly growing target market recognized for its growth prospects, driven by consumer preference, competitive imperative, regulatory impacts, investor mandates and capital markets. Consumers, both individual and institutional, are core to the change.

According to a report published by Deloitte in February 2020, environmental, social, and governance (ESG) investing is rapidly growing in major global economies and capital markets. As reported by Deloitte, ESG-mandated assets in the United States could grow almost three times as fast as non-ESG-mandated assets to comprise half of all professionally managed investments by 2025, and an estimated 200 new funds in the United States with an ESG investment mandate are expected to launch over the next three years, more than doubling the activity from the previous three years. Also, the Governance and Accountability Institute suggested that 86% of S&P 500 companies published sustainability reports in 2018 – up from 20% in 2011. Studies conducted by NYU Stern and Bank of America reported that consumers are also increasingly looking to align themselves with sustainable companies that serve a greater social purpose.

In our approach to the Company’s market opportunity, we not only look for great people with great technology, as part of our nine-step “Evaluation to Market” discipline, we also look to choose scalable technology opportunities and to maximize profit margins.

Business Model

As a technology incubator, Eco Innovation Group works to bring new technologies to consumers by providing the services needed to manufacture and distribute products incorporating the technology. We provide technology developers with strong commercialization support from concept and product development to marketing and promotion, as described in greater detail below. With a focus on socially responsible and sustainable technologies, we seek out innovative inventors developing technologies with socially responsible benefits in the areas of energy efficiency, carbon emissions reduction, environmentally sustainable housing, green foods, and clean water. We focus specifically on developing sustainable and socially responsible technologies for the U.S. and international markets.

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Our services are provided through a nine-step “Evaluation to Market” process, used to identify and develop scalable technology opportunities that will have market potential with the application of strong commercialization support. The Evaluation to Market process consists of the application of our capital and management expertise through our provision of the following services:

1.	Idea Generation: identifying goods and services that fit our corporate socially responsible and sustainable objectives.
2.	Idea Screening: working directly with Inventors, Developers and Entrepreneurs to identify products and services for commercialization.
3.	Concept Development and Testing: working directly with Inventors, Developers and Entrepreneurs to build prototypes and proof of concept for commercialization.
4.	Market Strategy Development: there are lots of great ideas, but not all pass the market strategy development. The market analysis helps us determine if a product has market potential and also meets our corporate objectives.
5.	Business Analysis: During this process we identify markets, competition, cost analysis, manufacturing options, logistics and distribution channels.
6.	Technology Licensing: using our attorneys to protect IP with patents and trademarks as well as licensing agreements.
7.	Product Development: engineering design, manufacturing prior to market introduction.
8.	Test Marketing/Promotion: using market analytics to test market and solidify our market projections.
9.	Commercialization: introducing products to market and realizing revenue.

The Company currently has three product technologies in steps six and seven of the above process: the JouleBox® Power Station, the PowerBoosterTM electric generation technology, and the MagnoSpringTM spring magnetic motor. As part of the application of our capital and management expertise through this nine-step Evaluation to Market process, the Company works closely with our inventors and innovators to develop and test the product concepts and applications, to build application-ready prototypes, to develop the technology marketing strategies, and work with the independent distributors as well as the contract manufacturers to get final products to consumers. While the Company does not create or originate the technologies behind the products, we provide these valuable services to enable the inventors of the technologies to take their innovations from concept to market. The Company has identified and is working directly with several contract manufacturers to allow us to scale manufacturing capacity to meet expected product demand.

By employing a business plan purposefully designed to use leased employees, independent contractors and contract manufacturers to scale production and meet the demands of taking our products to market, the Company believes it will be able to accomplish its goals of delivering products at the lowest cost and greatest efficiency utilizing its limited infrastructure.

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Our Technology Agreements

JouleBox® Power Station Contract Manufacturing Agreement

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc. (“Eco-Gen”), pursuant to which the Company has contracted to manage the production and delivery of Eco-Gen’s JouleBox® Power Station. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO and controlling Stockholder, Julia Otey-Raudes, is a director and shareholder of Eco-Gen, and in that the Company’s offices are provided to the Company by Eco-Gen in a space located within Eco-Gen’s corporate offices. Our CEO and controlling Stockholder, Julia Otey-Raudes, owns 20.66% of Eco-Gen’s outstanding voting stock as of the date of this amended Offering Circular.

Under the Eco-Gen agreement, the Company has contracted to provide material purchase and management services, supply base management services, final product and component production services, delivery services, inventory management services, and related financial services for the production and delivery of Eco-Gen’s JouleBox® Power Station. Pursuant to an addendum to this Eco-Gen agreement dated August 26, 2020, Eco-Gen is required to advance payment to the Company prior to the Company’s performance of these services with relation to Eco-Gen’s clients. The Company entered into this addendum to the agreement with Eco-Gen due to the credit risk that the Company perceived with relation to Eco-Gen’s clients, upon whose business Eco-Gen, and therefore the Company, are dependent. The Company records Eco-Gen revenue as earned, pursuant to the addendum to the Eco-Gen agreement.

To perform our obligations under the Eco-Gen agreement, the Company will engage contract manufacturers and other independent contractors to perform the services and charge the cost of goods and services through to Eco-Gen with a 15% margin. As the services will be outsourced by the Company using third parties, including (but not limited to) intellectual property legal counsel to register trademarks and patents, engineering and manufacturing firms to design and produce the Company’s products, and marketing and advertising firms, the Company plans to manufacture and source products under the Eco-Gen agreement with limited personnel resources.

Eco-Gen is a technology development and intellectual property holding company with no full-time employees. Eco-Gen’s management does not possess the time or resources to enter into the outsourcing agreements necessary to commercialize the company’s technology on their own, and as such, we understand that our services answer a specific need for Eco-Gen. With no full-time employees, Eco-Gen outsources the majority of its service needs. Our business model and service strategy are intended to meet that need, for Eco-Gen and for all of our customers.

Eco-Gen Energy, Inc. is a private Nevada corporation formed on March 23, 2009. According to the unaudited financial statements provided by Eco-Gen Energy, Inc., as of the fiscal year-end at December 31, 2019 and as of November 21, 2020, Eco-Gen has total current assets of $269,778.44 and $272,297.26, respectively, and total cash on hand as of November 21, 2020 is $267,297.26, consisting primarily of funds held in savings and checking accounts. According to Eco-Gen Energy, Inc.’s unaudited financial statements for the fiscal year ending December 31, 2019, Eco-Gen had total net income of ($247,486.74), with total income at $812,224.23, total cost of goods sold of $430,551.94, gross profit of $381,672.29, and total expenses of $675,188.38. For the 2020 fiscal year as of November 21, 2020, Eco-Gen has total income of $25,800.00 and total cost of goods sold of $5,000.00, for a gross profit of $20,800.00, and total expenses of $28,281.18, for an operating result of ($7,481.18) as of November 21, 2020, according to the unaudited financial statements provided by Eco-Gen Energy, Inc.

With relation to Eco-Gen’s primary contracted technology, the JouleBox® Power Station, the agreement between the Company and Eco-Gen requires that Eco-Gen pay all Company services in advance and does not require the Company to extend credit to Eco-Gen. As our services for the production of the JouleBox® Power Station must be pre-paid by Eco-Gen, we anticipate that none of the proceeds of this Offering will be necessary to allow the Company to perform services related to contract manufacturing of the JouleBox® Power Station under the contract with Eco-Gen. We expect our work with Eco-Gen to be focused primarily on the JouleBox® Power Station over the next 12 months following the Offering. Eco-Gen has a ten-year operating history and approximately 200 shareholders.

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Our business with and anticipated revenue from Eco-Gen is dependent upon our ability to perform under our agreement with Eco-Gen, and dependent on both the functionality of Eco-Gen’s JouleBox® Power Station technology and the ability of Eco-Gen’s customers to pay Eco-Gen. According to Eco-Gen, Eco-Gen’s primary clients and business are with purchasers who have contracted with Eco-Gen for delivery of Eco-Gen’s products, where the Company will provide for the manufacture of those products. As such, our business and anticipated revenue from our agreement with Eco-Gen is completely dependent upon Eco-Gen’s business and anticipated revenue from Eco-Gen’s customers. Primarily, according to Eco-Gen, Eco-Gen’s business is dependent upon two clients who have contracted for the purchase and delivery of Eco-Gen’s products: a for-profit municipal enterprise dedicated to regional economic development and wholly owned and funded by a municipality in Puerto Rico, and a green technology distributor located in California, with total assets of $4,396,456, including current assets (cash and inventory) of $2,851,710, and year-to-date net revenues of $1,368,707, as of September 30, 2020. For specific risks related to our business with Eco-Gen, see the risk factor on page 17 titled “We face risks associated with our business with Eco-Gen Energy, Inc. that could harm our financial condition and results of operations.”

In relation to our agreement with Eco-Gen, Eco-Gen represents to us that Eco-Gen has received two purchase commitments from the above-mentioned customers related to the JouleBox® Power Station, for $13,749,875 from the Puerto Rican regional development enterprise, and $6,050,000 from the California green technology distributor, representing total current JouleBox® Power Station purchase commitments of $19,799,875. The purchase order in the amount of $13,749,875 was made on November 2, 2020, is for a 2 megawatt generator, and calls for a 50% down payment with the purchase order, and the balance due upon delivery of the 2 megawatt JouleBox® Power Station, with funds held in escrow by a California lawyer acting as escrow agent. The purchase commitment in the amount of $6,050,000 is in the form of a joint venture agreement, dated July 23, 2020, between Eco-Gen and the California green technology distributor, where that distributor will pay for the purchase of the joint venture’s JouleBox® Power Station as its consideration for the joint venture.

Under our agreement with Eco-Gen, these JouleBox® Power Station purchases will initiate our corresponding provision of services to Eco-Gen under our Master Outsourcing Contract Manufacturing Agreement with Eco-Gen, as we bear responsibility to cause those products to be manufactured for delivery to Eco-Gen’s customers. In the third quarter of 2020, Eco-Gen paid the Company $100,000 in cash for services towards fulfillment of these orders, which are service fees considered earned and non-refundable under the Eco-Gen agreement. As of the date of this Offering Circular, all services paid for by Eco-Gen have been performed pursuant to the relevant purchase orders.

Eco-Gen’s JouleBox® Power Station is a 60kW hybrid generator capable of producing 525,600 kWh of electricity annually. JouleBox® Power Station units can be installed in arrays with complementary solar panels and lithium ion battery packs configured to meet any size commercial application to provide businesses with clean, renewable energy. More information on Eco-Gen and the JouleBox® Power Station is available at Eco-Gen’s website, http://eco-genenergy.com/.

Power BoosterTM Licensing Agreement

On June 16, 2020, the Company signed a Master Exclusive Licensing, Marketing, Distribution and Sales Agreement with the Bellagio IP Trust for the Power Booster™ technology, giving the Company the exclusive right to market Power Booster™ products. The Power Booster™ technology utilizes proprietary technologies incorporating electrical magnetism and high-speed switching technology to boost energy output from residential and commercial power systems. The Power Booster™ is based on advanced electronics that allow an electrical system within a home or business to be supplied with 880 watts of electricity and output useful electrical power of 2,200 watts while increasing the Power Factor (PF) and Total Harmonic Distortion (THD).

The Company licensed the Power Booster™ technology based on the Company’s belief that the technology has the potential to achieve high-value commercial success. Based on tests performed by the Company and the patent holder, the Power Booster™ technology can achieve up to a 60% saving in energy consumption, depending on multiple factors, including intended usage, quality of existing power source and overall system configuration, over standard generator technology. Actual energy savings will vary depending on overall application and other factors. The Company plans to engage third parties to market products using the Power Booster™ technology in the United States.

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The core technology behind the Power Booster™ system is based on an innovative use of high-speed switching that is not currently available the U.S. generator market.  The system allows for energy creation in direct proportion to the induction of the magnetic field implemented into the system, thus creating useful electric energy from the magnetic field.  The Company plans to administer the marketing of the Power Booster™ system via multiple sales channels, including solar power electrical manufacturers, solar power systems integrators and installers, new homebuilders, and power system distribution companies. Additionally, the increased PF and THD mean that in some installations, when the device is properly installed and configured, the user will need less electricity.

The Exclusive Global Licensing Agreement with the Bellagio IP Trust (“Bellagio”)(the “Bellagio Agreement”) grants rights to the Company to market the Power Booster™ and other products developed by Bellagio. In exchange for the agreement, the Company has issued Bellagio a restricted stock grant of twenty-five million (25,000,000) restricted common shares in the Company and will pay to Bellagio a royalty of 11% of the net manufacturing price of all Power Booster™ products sold. With the Bellagio Agreement put into place, the Company is in the initial stages of marketing and distributing the Power Booster™ system and has thus far generated no revenue from the product. Since the signing date of the Exclusive Global Licensing Agreement with Bellagio, the impacts of Covid-19 on the 2020 business climate has impeded significant progress by the Company on this initiative. Due to international travel restrictions since March of 2020, the "Development and Manufacturing Agreement" mentioned in the agreement has not been executed yet, and the Company cannot be sure if or when, under the current global climate, that manufacturing agreement will be signed. Additionally, bringing the Power Booster™ technology to market will require significant financial inputs on the Company’s part over the next 12 months.

MagnoSpringTM Licensing Agreement

On October 26, 2020, the Company signed an Exclusive License Agreement with Fortin & Associates LLC, a Delaware limited liability company (“Fortin”), giving the Company the exclusive worldwide right to make, use, sell, lease, import, export, or otherwise dispose of products utilizing Fortin’s magnetic spring mechanical motor technology, including the right to have products using the energy efficient technology made by third party manufacturers. The MagnoSpringTM technology comprises a mechanical motor that produces the rotation of its shaft using a system of magnets and springs. Pursuant to the MagnoSpringTM technology licensing agreement with Fortin, after the completion of an operable prototype that provides proof of concept for the technology, Fortin shall, at the Company’s expense, procure patents for the MagnoSpringTM technology. Under the agreement, the Company is responsible for all costs for preparation, filing, prosecution and maintenance of patents for the MagnoSpringTM technology, and shall have final authority over all decisions concerning filing prosecution of patent applications and patents, including the selection of patent attorneys.

As compensation to Fortin for entering into the Exclusive License Agreement for the MagnoSpringTM technology with the Company, we agreed to pay Fortin (or its principals) a restricted stock grant of 6,000,000 shares of the Company’s common stock subject to a vesting schedule to be determined in the relevant stock grant agreement. Additionally, the Company will pay a royalty of 10% of the net cost of goods for products using the MagnoSpringTM technology that are manufactured and sold. The MagnoSpringTM technology licensing agreement is a continuing worldwide licensing agreement that according to its terms shall remain in effect during the complete lifetime of all patents for the MagnoSpringTM technology.

The Company is currently working with Fortin on the development of a MagnoSpringTM technology prototype, and our work on patenting the MagnoSpringTM technology has begun as of the date of this Offering Circular. However, due to the impact of COVID 19 and other factors, the Company cannot be sure if or when the MagnoSpringTM technology will be brought to market and result in revenue for the Company.

We are in the process of negotiating other technology licensing arrangements with other technology innovators, both entities and individuals. As of the time of this filing, these other potential elements of the Company’s business model remain under negotiation and in developmental stages.

Corporate Information

The Company’s shares are quoted on the OTC Markets Pink Sheet tier, under the symbol ECOX. Our executive offices are located at 16525 Sherman Way, Suite C-1, Van Nuys, CA 91406, and our telephone number is (747) 224-2453.

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We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements, and, if their revenues are less than $100 million, not providing an independent registered public accounting firm attestation on internal control over financial reporting. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of the second fiscal quarter of that year or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter of that year.

Other Product Areas

The Company is active in negotiating additional licensing and joint ventures in the areas of electrical technologies, green energy, energy efficiency, innovative heat exchange technologies designed to reduce heating and cool costs for residential and commercial buildings, pathogen detection and mitigation, and green housing.  At this time, these remain unsigned and are in various stages of negotiations.

Corporate History

Eco Innovation Group, Inc., was originally incorporated on March 5, 2001 as Dig-It Underground, Inc., a Nevada corporation that initially operated as an underground cable contractor. On September 29, 2008, the Company entered into a share exchange agreement with Haydin Group Enterprises (“Haydin”), a sole proprietorship, and concurrently resolved to wind down its cable installation business. By virtue of the share exchange agreement, the Company acquired an interest in Haydin’s salon equipment, office equipment, lease assignments for salon locations, reception office equipment, salon stations, and remodeled salon facilities that included upgraded and permitted electrical, plumbing and signage. The Company’s business focused on the operation of a string of high-end beauty salons in the Cedar Hill, Texas area.

On September 1, 2011, the Company entered into a share exchange agreement with Get Down Art, LLC, a Nevada limited liability company. The consummation of the share exchange provided the Company with original art and agreements with artists with licensing agreements with businesses. The Company acquired art inventory, accounts receivable, office leasing and build out. The Company resolved to unwind its previous acquisition of Haydin dated September 29, 2008.

On August 30, 2012, the Company acquired Haydin as a wholly owned subsidiary of the Company through a share exchange agreement wherein the Company issued fifty million shares of its common stock in exchange for all of the legal right title and interest in the assets of Haydin, which owned a chain of high-end beauty salons that focused on skin and hair care and nail care. Haydin also promoted sales of beauty supplies and products and sold to other salons in Texas. The Haydin beauty salons retained highly trained experienced cosmetologists who had a long history with the business. Concurrently, the Company discontinued its business with Get Down Art, LLC and resolved to unwind that acquisition.

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On January 5, 2016, the Company acquired Expressions Property Limited, LP, a Texas limited partnership and Expressions Chiropractic and Rehab Center, PA in a share exchange agreement. This acquisition allowed the Company to enter into the natural healing and chiropractic business in Cedar Hill and North Richland Hills, Texas.

Effective June 30, 2018, the Company resolved and agreed to spin out Haydin Group Enterprises, Expressions Property Limited, LP and Expressions Chiropractic and Rehab Center, PA as private entities and thereby unwinding the share exchange agreements entered into on August 30, 2012 and January 5, 2016, respectively.

The Company was subsequently an innovation incubator platform from 2018 until early 2020 that was devoted to globally important paradigm shifts in technology, sustainable products development, and research, will initially re introduce a more affordable, fire, hurricane and earthquake resilient steel framing system.

On February 28, 2020, our current CEO and controlling Stockholder, Julia Otey-Raudes, took over management and control of the company and transferred all of the IP relating to the Company’s old business model back to John English. In the related change of control transaction, Ms. Otey acquired 30,000,000 shares of super-voting Preferred Series A stock on February 28, 2020, and launched the company into a new direction. The Company is now an innovation incubator platform devoted to globally important paradigm shifts in technology, sustainable and carbon negative products development and practical deployment worldwide. ECOX will initially introduce a revolutionary power booster for homes and offices that, when installed as directed, holds the potential to reduce energy consumption, depending on configuration by up to 60% and other energy saving related technologies.

The Company’s common shares are quoted on the OTC Markets Pink market tier under the symbol ECOX.

Operations Contingent Upon Adequate Financing

Our entire business plan, including our ability to conduct manufacturing, marketing, generate sales and further develop products, are entirely dependent upon adequate financing. Should we fail to obtain adequate financing: (a) our financial condition will be negatively affected; (b) we will be unable to conduct the essential aspects of our business plan, including marketing as reflected above; (c) investments in our common stock will be negatively impacted; (d) we will be forced to liquidate our business and file for bankruptcy protection.

Employees

We have the following employee: Julia Otey-Raudes, Chief Executive Officer and Chief Financial Officer. All other services are provided by independent contractors who are primarily paid with stock-based compensation. Personnel will be added on an as-needed basis and based on available funds.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

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Forward-looking Statements

There are “forward-looking statements” contained herein. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “forecast,” “may,” “should,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this quarterly report to conform forward-looking statements to actual results. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to, uncertainties associated with the following:

-	Inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;

-	Our failure to earn revenues or profits;

-	Inadequate capital to continue business;

-	Volatility or decline of our stock price;

-	Potential fluctuation in quarterly results;

-	Rapid and significant changes in markets;

-	Litigation with or legal claims and allegations by outside parties; and

-	Insufficient revenues to cover operating costs.

The following discussion should be read in conjunction with the financial statements and the notes thereto which are included in this quarterly report. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. The Company continues to execute its business plan. At the present time, the Company can not predict the full impact of the COVID-19 virus on its business. Our projections on spending, product development and milestone achievements are likely to be further revised as new information is obtained.

Going Concern

As of September 30, 2021, there is substantial doubt regarding our ability to continue as a going concern as we have not generated sufficient cash flow to fund our proposed business.

We have suffered recurring losses from operations since our inception. In addition, we have yet to generate an internal cash flow from our business operations or successfully raised the financing required to develop our proposed business. As a result of these and other factors, our independent auditor has expressed substantial doubt about our ability to continue as a going concern. Our future success and viability, therefore, are dependent upon our ability to generate capital financing. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon us and our shareholders.

Management’s plans with regard to these matters encompass the following actions: (i) obtaining funding from new investors to alleviate our working capital deficiency, and (ii) implementing a plan to generate sales. Our continued existence is dependent upon our ability to resolve our liquidity problems and increase profitability in our current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. Our financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

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The industry in which we operate depends heavily upon our ability to obtain raw material and manufacture our product as well as the overall level of consumer and business spending. A sustained deterioration in general economic conditions (including distress in financial markets, turmoil in specific economies around the world, public health crises, and additional government intervention), particularly in the United States, may have a negative financial impact to our Company. Adverse conditions as a result of the global COVID-19 outbreak, will and may continue to impact our manufacturing processes and ultimately our ability to sell our product.

Overview

Eco Innovation Group, Inc. is a socially responsible and sustainability-focused technology incubator devoted to the commercialization of select intellectual property that, given the right business platform, has the potential to achieve high-value commercial success. Our value creation strategy is a strategic approach to environmental sustainability: we seek innovative socially responsible products and technologies with the potential to create globally important paradigm shifts in energy efficiency and environmental sustainability. Consistent with our strategy, we seek to license, develop and market environmentally sustainable and socially responsible technologies that have compelling market potential.

Market Opportunity

We believe our strategic approach to environmental sustainability and socially responsible technology development offers an attractive value proposition. Environmental sustainability and social responsibility are at the core of a rapidly growing target market recognized for its growth prospects, driven by consumer preference, competitive imperative, regulatory impacts, investor mandates and capital markets. Consumers, both individual and institutional, are core to the change.

According to a report published by Deloitte in February 2020, environmental, social, and governance (ESG) investing is rapidly growing in major global economies and capital markets. As reported by Deloitte, ESG-mandated assets in the United States could grow almost three times as fast as non-ESG-mandated assets to comprise half of all professionally managed investments by 2025, and an estimated 200 new funds in the United States with an ESG investment mandate are expected to launch over the next three years, more than doubling the activity from the previous three years. Also, the Governance and Accountability Institute suggested that 86% of S&P 500 companies published sustainability reports in 2018 – up from 20% in 2011. Studies conducted by NYU Stern and Bank of America reported that consumers are also increasingly looking to align themselves with sustainable companies that serve a greater social purpose.

In our approach to the Company’s market opportunity, we not only look for great people with great technology, as part of our nine-step “Evaluation to Market” discipline, we also look to choose scalable technology opportunities and to maximize profit margins.

Business Model

As a technology incubator, Eco Innovation Group works to bring new technologies to consumers by providing the services needed to manufacture and distribute products incorporating the technology. We provide technology developers with strong commercialization support from concept and product development to marketing and promotion, as described in greater detail below. With a focus on socially responsible and sustainable technologies, we seek out innovative inventors developing technologies with socially responsible benefits in the areas of energy efficiency, carbon emissions reduction, environmentally sustainable housing, green foods, and clean water. We focus specifically on developing sustainable and socially responsible technologies for the U.S. and international markets.

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Corporate Information

The Company’s shares are quoted on the OTC Markets Pink Sheet tier, under the symbol ECOX. Our executive offices are located at 16525 Sherman Way, Suite C-1, Van Nuys, CA 91406, and our telephone number is (800) 922-4356.

We maintain an internet website, and our internet address is https://www.ecoig.com. The information on our website is not incorporated by reference in this Quarterly Report or in any other filings we make with the Securities and Exchange Commission (“SEC”).

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements, and, if their revenues are less than $100 million, not providing an independent registered public accounting firm attestation on internal control over financial reporting. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of the second fiscal quarter of that year or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second fiscal quarter of that year.

Corporate History

Eco Innovation Group, Inc. (the “Company,” “we,” “our,” or “Eco Innovation Group”), was incorporated in the State of Nevada on March 5, 2001 under the name of Dig-It Underground, Inc. and operated as an underground cable contractor. On September 29, 2008, the Company acquired a partial interest in the high-end beauty salon business of Haydin Group Enterprises of Texas and discontinued its cable installation business. On September 1, 2011, the Company acquired a partial interest in the art licensing and sales business of Get Down Art, LLC, a Nevada limited liability company. On August 30, 2012, the Company acquired the remaining outstanding interests of Haydin Group Enterprises through a share exchange agreement. Concurrently, the Company discontinued its business with Get Down Art, LLC and resolved to unwind that acquisition. On January 5, 2016, the Company entered the natural healing and chiropractic business in Texas by acquiring Expressions Property Limited, LP, a Texas limited partnership, and Expressions Chiropractic and Rehab Center, PA, a Texas professional association, pursuant to share exchange agreements. Effective September 30, 2018, the Company terminated its beauty salon business and natural healing and chiropractic business by terminating and unwinding the shares exchange agreements entered into on August 30, 2012 with Haydin Group Enterprises and January 5, 2016 with Expressions Property Limited and Expressions Chiropractic and Rehab Center. At the same time, the Company began a business line focusing on the development of an affordable fire, hurricane and earthquake resilient steel building framing system. On August 19, 2019, the Company incorporated Steel Hemp Homes Inc. in the state of California as a wholly owned subsidiary to run the steel building frame business as a separate division. On July 1, 2018, the Company approved a reverse split of its common stock in a ratio of 1:1,000; a change of the Company’s corporate name to Eco Innovation Group, Inc.; and the change of the Company’s trading symbol to ECOX. The reverse split of the Company’s common stock was effective August 29, 2018.

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On February 28, 2020, our current CEO and controlling Stockholder, Julia Otey-Raudes, took over management and control of the company, initiating a new business plan and winding down the previous business. In the related change of control transaction, Ms. Otey acquired 30,000,000 shares of super-voting Preferred Series A stock on February 28, 2020, which represent all of the authorized and outstanding Series A Preferred Stock and a voting interest of approximately 94% of the Company’s outstanding voting stock.

The Company is an innovation incubator platform devoted to globally important paradigm shifts in technology, sustainable and carbon negative products development and practical deployment worldwide. ECOX will initially introduce a revolutionary power booster for homes and offices that, when installed as directed, holds the potential to reduce energy consumption, depending on configuration by up to 60% and other energy saving related technologies.

Description of property

The Company does not lease or own an office, any real estate or assets as of the quarter ended September 30, 2021, and as of the date of this filing. The Company’s offices are located in a space provided to the Company free of charge by Eco-Gen Energy, Inc.

Reports to security holders

We are required to file annual, quarterly and current reports with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

Results of Operations – Comparison of the Three Months Ended September 30, 2021 compared to Three Months Ended September 30, 2020

The Company had no sales during the three months ended September 30, 2021, and September 30, 2020.

Selling, general and administrative expenses consist primarily of payroll, professional fees, sales and marketing, research and development and other operating expenses. Selling, general and administrative expenses totaled $245,036 and $19,328 for the three months ended September 30, 2021 and 2020, respectively. For the three months ended September 30, 2021, we incurred $75,000 in executive compensation and $126,500 in consulting fees compared to $0 of executive compensation and $15,000 in consulting fees for the three months ended September 30, 2020, respectively, primarily from stock-based compensation. The Company had no development and manufacturing expense during the three months ended September 30, 2021 compared to $90,024 during the three months ended September 30, 2020.

The Company also recognized interest expense of $110,874, including amortization of debt discount of $119,548, a derivative loss of $64,080 and warrant liability gain of $22,282 during the three months ended September 30, 2021. The Company also recognized a loss of $38,519 related to additional shares to be issued to MCOA under the Share Exchange Agreement. During the three months ended September 30, 2020, the Company recognized interest expense of $9,791, including amortization of debt discount of $8,444, a derivative loss of $6,689.

As a result of the foregoing, we recorded a net loss of $637,727 and $40,828 for the three months ended September 30, 2021 and 2020, respectively.

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Results of Operations – Comparison of the Nine Months Ended September 30, 2021 compared to Nine Months Ended September 30, 2020

The Company had no sales during the nine months ended September 30, 2021 and September 30, 2020.

Selling, general and administrative expenses consist primarily of payroll, professional fees, sales and marketing, research and development and other operating expenses. Selling, general and administrative expenses totaled $387,440 and $66,494 the nine months ended September 30, 2021 and 2020, respectively. For the nine months ended September 30, 2021, we incurred $425,000 in executive compensation and $673,097 in consulting fees compared to $260,000 of executive compensation and $2,145,750 in consulting fees for the nine months ended September 30, 2020, respectively, primarily from stock-based compensation. The Company had $165 of development and manufacturing expense during the nine months ended September 30, 2021 compared to $740,024 during the nine months ended September 30, 2020.

The Company also recognized interest expense of $764,139, including amortization of debt discount of $184,333, a derivative gain of $160,795 and a warrant liability gain of 22,282 during the nine months ended September 30, 2021. The Company also recognized a loss of $331,019 related to additional shares to be issued to MCOA under the Share Exchange Agreement. During the nine months ended September 30, 2020, the Company recognized interest expense of $46,454, including amortization of debt discount of $43,783, a derivative loss of $10,525.

As a result of the foregoing, we recorded a net loss of $2,397,783 and $3,269,243 for the nine months ended September 30, 2021 and 2020, respectively.

Liquidity and Capital Resources

As of September 30, 2021 and December 31, 2020, the Company had cash of $9,438 and $84, respectively. Furthermore, the Company had a working capital deficit of $2,369,793 and $567,487 as of September 30, 2021 and December 31, 2020, respectively.

During the nine months ended September 30, 2021, the Company used $370,688 of cash in operating activities due to its net loss of $2,397,783, partially offset by; amortization of debt discount of $184,333; interest expense on derivative issuance of $493,729, expense from shares to be issued to MCOA under the share exchange agreement of $331,018, stock-based compensation expense of $509,600, derivative gain of $460,795, warrant gain of $22,282 and an increase in accounts payable and accrued expenses of $648,137.

The Company had cash used in investing activities of $68,640 for the purchase of intangible asses under license agreements during the nine months ended September 30, 2021. The Company had no cash flows from investing activities during the nine months ended September 30, 2020.

During the nine months ended September 30, 2021, the Company had net cash provided by financing activities of $448,682, primarily from $505,482 of proceeds on convertible debentures, proceeds from sale of common stock of $45,450 and proceeds of $115,000 from sale of Series C Convertible Preferred Stock, partially offset by repayments of convertible debentures of $217,250. The Company had cash flows from financing activities of $55,924 during the nine months ended September 30, 2020 related to proceeds from convertible debentures and sales of common stock

Our auditors have issued a going concern opinion on our annual consolidated financial statements, meaning that there is substantial doubt we can continue as an on-going business for the next twelve months unless we obtain additional capital. Our only sources for cash at this time are investments by others in this offering, selling our products and loans from our director. We must raise cash to implement our plan and stay in business.

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Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years. Additionally, with the January 15, 2021 effectiveness of our registration statement on Form S-1, as of January 15, 2021, the Company is obligated to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. As our business model and strategy were reinvigorated with our February 2020 change in control and new management, we are in a start-up stage of operations, and in general have generated limited revenues since our inception. We cannot guarantee that we will be successful in our business operations. Our success and performance are subject to all the normal risks inherent in the development of a new line of business, including our limited capital resources and the strength of our business partners’ business and financial positions, and the market for our green technologies.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on our financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Our financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Recent Accounting Pronouncements

We have reviewed other recently issued accounting pronouncements and plan to adopt those that are applicable to us. We do not expect the adoption of any other pronouncements to have an impact on our results of operations or financial position.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Julia Otey-Raudes	41	Chief Executive Officer, Chief Financial Officer and Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating or compensation committees. The company’s current Audit Committee consists of our officers and directors.

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Our sole director, Julia Otey-Raudes, is also our chief executive officer and chief financial officer. Effective May 1, 2020, Ms. Otey-Raudes and the Company entered into an executive employment agreement for a term of one year. Under the terms of the agreement, she will serve as the Company’s CEO receiving a base salary of $300,000 per year and will be awarded a starting bonus of ten million (10,000,000) restricted common shares. The shares will vest on a monthly basis over the term of the one-year agreement at a rate of 1/12 per month. The agreement is attached hereto.

Ms. Julia Otey-Raudes receives no compensation for serving as the Chairperson and sole director of the Company. During the Director’s term, the Company reimburses the Director for all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses as compared to out-of-pocket expenses of the Director in excess of $500.00 must be approved in advance by the Company.

Conflicts of Interest

We do not currently foresee any conflict of interest.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors. During the year ended December 31, 2020, our Board of Directors did not hold a meeting, but took action by written consent in lieu of a meeting on four occasions.

Independence of Board of Directors

No member of our Board of Directors is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Julia Otey-Raudes, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Ms. Otey-Raudes collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

47

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

Employment Agreements

We entered into an employment agreement with our Chief Executive Officer, Julia Otey-Raudes, in May 2020. Pursuant to the terms of such agreement, Ms. Otey-Raudes is to be compensated $300,000 per year.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this Offering Circular, we had 195,912,036 shares of common stock issued and outstanding. The following table sets forth information known to us relating to the beneficial ownership of shares of our voting securities by: each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock; each director; each named executive officer; and all named executive officers and directors as a group. Unless otherwise indicated, the business address of each person listed is in care of Eco Innovation Group, Inc. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Before This Offering			After This Offering
Name of Shareholder	Shares Owned		Percentage Owned (1)	Shares Owned		Percentage Owned (2)
Executive Officers and Directors
Common Stock
Julia Otey-Raudes	35,000,000	(3)	17.9%	35,000,000	(3)	0.00%
Series A Preferred Stock (6)
Julia Otey-Raudes	30,000,000		100%	30,000,000		100%

*	Less than 1%.

48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Independent Law PLLC, Gainesville, Florida.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

49

INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the Nine Months Ended September 30, 2021 and 2020

F-1

ECO INNOVATION GROUP, INC.
CONSOLIDATED BALANCE SHEETS

September 30, 2021 and December 31, 2020
(Unaudited)

	September 30, 2021	December 31, 2020

Assets
Current Assets
Cash and cash equivalents	$9,438	$84
Prepaid expenses	58,333	—
Total Current Assets	67,771	84

Other Assets
Furniture and Equipment	1,000
Intangible Asset	1,367,200	1,050,000
Investment	650,000	—
Deposits and other assets	8,000	8,000
Total Other Assets	2,026,200	1,058,000
Total Assets	$2,093,971	$1,058,084

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and accrued expenses	1,087,562	223,866
Convertible Notes Payable	130,137	50,122
Deferred Revenue	181,525	181,525
Warrant Liability	152,400	—
Share Payable Liability	316,262	—
Derivative liabilities	433,735	92,183
Convertible Notes Payable Related party	4,875	4,875
Series C Preferred stock liability	116,068	—
Related Party Loans	15,000	15,000
Total Current Liabilities	2,437,564	567,571

Total Liabilities	2,437,564	567,571

Stockholders' Equity

Preferred stock, par value $0.001, authorized 50,000,000 shares, issued and outstanding 30,000,000 shares	30,000	30,000

Common stock, par value $0.001, authorized 500,000,000 shares, issued and outstanding 191,912,036 and 135,930,680 shares at September 30, 2021 and December 31, 2020, respectively	191,911	139,931
Common shares to be issued, 14,757,218 and 20,000,000 as of September 30, 2021 and December 31, 2020, respectively	14,757	20,000
Additional paid-in capital	7,777,062	6,260,122
Accumulated deficit	(8,357,323)	(5,959,540)
Total Stockholders' Equity (Deficit)	(343,593)	490,513

TOTAL LIABILITIES and Stockholders' Equity (Deficit)	$2,093,971	$1,058,084

See the accompanying notes to these unaudited consolidated financial statements

F-2

ECO INNOVATION GROUP, INC.
CONSOLIDATED PROFIT AND LOSS STATEMENT
For the Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30	September 30	September 30	September 30
	2021	2020	2021	2020

Revenue	$—	$—	$—	$—
Cost of Revenue	—	—	—	—
Gross Profit	$—	$—	$—	$—

Operating Expenses
General and Administrative	245,036	19,328	387,440	66,494
Development and Manufacture Expenses	—	90,020	165	740,020
Executive Compensation	75,000	—	425,000	260,000
Consulting Fee	126,500	15,000	673,097	2,145,750
Total Operating Expense	446,536	124,348	1,485,702	3,212,264

Operating Loss	(446,536)	(124,348)	(1,485,702)	(3,212,264)

Other Income(Expenses)
Derivative gain (loss)	(64,080)	(6,689)	160,795	(10,525)
Warrant gain (loss)	22,282	—	22,282	—
Other expense	(38,519)	—	(331,019)	—
Interest expense	(110,874)	(9,791)	(764,139)	(46,454)
Total Other Income (Loss)	(191,191)	(16,480)	(912,081)	(56,979)

Net loss	$(637,727)	$(140,828)	$(2,397,783)	$(3,269,243)

Basic & Diluted Loss per Common Shares	$(0.00)	$(0.00)	$(0.01)	$(0.03)

Weighted Average Common Shares Outstanding	175,879,122	137,974,158	171,363,560	120,811,554

See the accompanying notes to these unaudited consolidated financial statements

F-3

ECO INNOVATION GROUP, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS EQUITY/DEFICIT
For the Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	Preferred Stock A		Common Stock		Common Stock to be issued		Additional Paid-in Capital	Accumulated Deficit	Total Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	30,000,000	$30,000	54,830,680	$54,831	—	$—	$1,897,521	$(2,062,802)	$(80,450)
Net loss	—	—	—	—	—	—	—	(15,067)	(15,067)
Balance, March 31, 2020	30,000,000	30,000	54,830,680	54,831	—	—	1,897,521	(2,077,869)	(95,517)

Common Stock issued for services rendered	—	—	56,100,000	56,100	—	—	2,961,650	—	3,017,750
Common stock issued for conversion of notes payable	—	—	25,000,000	25,000	—	—	(22,549)	—	2,451
Discount on Convertible notes	—	—	—	—	—	—	12,500	—	12,500
Net loss for the three months ended June 30, 2020	—	—	—	—	—	—	—	(3,113,348)	(3,113,348)
Balance, June 30, 2020	30,000,000	30,000	135,930,680	135,931	—	—	4,849,122	(5,191,217)	(176,164)

Common Stock issued for cash proceeds	—	—	4,000,000	4,000	—		16,000	—	20,000
Common stock issued for conversion of notes payable	—	—	—	—			—	—	—
Discount on Convertible notes	—	—	—	—			—	—	—
Net loss for the three months ended September 30, 2020	—	—	—	—	—	—	—	(140,828)	(140,828)
Balance, September 30, 2020	30,000,000	$30,000	139,930,680	$139,931	—	$—	$4,865,122	$(5,332,045)	$(296,992)

Balance, December 31, 2020	30,000,000	$30,000	139,930,680	$139,931	20,000,000	$20,000	$6,260,122	$(5,959,540)	$490,513

Common stock to be issued for services	—	—	10,000,000	10,000	(5,000,000)	(5,000)	330,000	—	335,000
Common stock for prepaid expenses	—	—	1,176,471	1,176	—	—	98,824	—	100,000
Common stock to be issued for license agreement	—	—	15,000,000	15,000	(15,000,000)	(15,000)	—	—	—
Common Stock issued for cash proceeds	—	—	749,999	750	—	—	44,250	—	45,000
Common stock issued for investment	—	—	10,833,333	10,833	—	—	639,167	—	650,000
Net loss	—	—	—	—	—	—	—	(782,767)	(782,767)
Balance, March 31, 2021	30,000,000	30,000	177,690,483	177,690	—	—	7,372,363	(6,742,307)	837,746

Common shares cancelled	—	—	(2,675,000)	(2,675)	—	—	2,675	—	—
Common stock to be issued investment	—	—	—		13,240,741	13,241	—	—	13,241
Net loss	—	—	—	—	—	—	—	(977,289)	(977,289)
Balance, June 30, 2021	30,000,000	30,000	175,015,483	175,015	13,240,741	13,241	7,375,038	(7,719,596)	(126,302)

Common Stock issued for cash proceeds	—	—	3,000,000	3,000	—	—	(2,550)	—	450
Common Stock issued for services rendered	—	—	1,500,000	1,500	—	—	173,100	—	174,600
Common stock to be issued investment	—	—	—	—	1,516,477	1,516.00	—	—	1,516
Common Stock issued for conversion of debt	—	—	5,675,342	5,675	—	—	8,513	—	14,188
Common Stock issued for settlement of payables	—	—	850,000	850	—	—	33,150	—	34,000
Common Stock issued for exercise of warrant	—	—	5,871,211	5,871	—	—	(5,871)	—	—
Settlement of warrant liability	—	—	—	—	—	—	195,682	—	195,682
Net loss	—	—	—	—	—	—	—	(637,727)	(642,727)
Balance, September 30, 2021	30,000,000	30,000	191,912,036	191,911	14,757,218	14,757	7,777,062	(8,357,323)	(343,593)

See the accompanying notes to these unaudited consolidated financial statements

F-4

ECO INNOVATION GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2021 and 2020
(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,397,783)	$(3,269,243)
Adjustments to reconcile net loss to net cash used by operating activities:

Derivative (gain) loss	(160,795)	10,525
Warrant (gain) loss	(22,282)	—
Amortization of debt discount	184,333	43,783
Interest expense on derivative issuance	493,729	—
Share payable expense	331,018	—
Stock based compensation	509,600	3,017,750
Changes in operating assets and liabilities
Prepaid expenses	41,667	—
Accounts payable and accrued expenses	649,825	57,674
Deferred revenue	—	100,000
Net cash used by operating activities	(370,688)	(39,511)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(1,000)	—
Purchase of intangible assets	(67,640)	—
Net cash provided by investing activities	(68,640)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debenture	505,482	33,500
Repayment of convertible debentures	(217,250)	—
Proceeds from sale of common stock	45,450	20,000
Proceeds from sale of preferred C stock	115,000	—
Proceeds from convertible notes payable, related party	—	2,424
Net cash provided by financing activities	448,682	55,924

Change in cash	9,354	16,413
Cash, beginning of year	84	246
Cash, end of year	$9,438	$16,659

Supplemental Cash Flow information
Cash paid for interest	$—	$—
Cash paid for income taxes	$44,155	$—

Non-Cash transactions
Common stock issued for investment	$650,000	$—
Common stock issued for Conversion of notes payable and accrued interest	$14,188	$2,451
Common stock issued for prepaid expenses	$100,000	$—
Intangible asset capitalized	$249,560	$—

See the accompanying notes to these unaudited consolidated financial statements.

F-5

ECO INNOVATION GROUP, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2021

(Unaudited)

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

Organization

Eco Innovation Group, Inc. (the “Company,” “we,” “our,” or “Eco Innovation Group”), was incorporated in the State of Nevada on March 5, 2001 under the name of Dig-It Underground, Inc. and operated as an underground cable contractor. On September 29, 2008, the Company acquired a partial interest in the high-end beauty salon business of Haydin Group Enterprises of Texas and discontinued its cable installation business. On September 1, 2011, the Company acquired a partial interest in the art licensing and sales business of Get Down Art, LLC, a Nevada limited liability company. On August 30, 2012, the Company acquired the remaining outstanding interests of Haydin Group Enterprises through a share exchange agreement. Concurrently, the Company discontinued its business with Get Down Art, LLC and resolved to unwind that acquisition. On January 5, 2016, the Company entered the natural healing and chiropractic business in Texas by acquiring Expressions Property Limited, LP, a Texas limited partnership, and Expressions Chiropractic and Rehab Center, PA, a Texas professional association, pursuant to share exchange agreements. Effective September 30, 2018, the Company terminated its beauty salon business and natural healing and chiropractic business by terminating and unwinding the shares exchange agreements entered into on August 30, 2012 with Haydin Group Enterprises and January 5, 2016 with Expressions Property Limited and Expressions Chiropractic and Rehab Center. At the same time, the Company began a business line focusing on the development of an affordable fire, hurricane and earthquake resilient steel building framing system. On August 19, 2019, the Company incorporated Steel Hemp Homes Inc. in the state of California as a wholly owned subsidiary to run the steel building frame business as a separate division. On July 1, 2018, the Company approved a reverse split of its common stock in a ratio of 1:1,000; a change of the Company’s corporate name to Eco Innovation Group, Inc.; and the change of the Company’s trading symbol to ECOX. The reverse split of the Company’s common stock was effective August 29, 2018.

On February 20, 2020, the Company increased its authorized shares to 500,000,000 with a par value $0.001, and preferred shares were maintained at 50,000,000 authorized.

On February 28, 2020, our current CEO and controlling Stockholder, Julia Otey-Raudes, took over management and control of the company, initiating a new business plan and winding down the previous business. In the related change of control transaction, Ms. Otey acquired 30,000,000 shares of super-voting Preferred Series A stock on February 28, 2020, which represent all of the authorized and outstanding Series A Preferred Stock and a voting interest of approximately 94% of the Company’s outstanding voting stock.

Under its business plan implemented in February 2020, the Company is an innovation incubator platform devoted to globally important paradigm shifts in technology, sustainable and carbon negative products development and practical deployment worldwide.

Accounting policies and procedures are listed below. The Company has adopted a December 31 year-end.

Basis of Presentation

The Company has prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). The results for the interim period are not necessarily indicative of the results to be expected for the year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-6

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of September 30, 2021 and December 31, 2020, the Company had no cash or cash equivalent balances in excess of federally insured amounts. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

Earnings per share

Basic Earnings Per Share (EPS) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted under outstanding convertible debt and outstanding common stock warrants

Long-Lived Assets

The Company’s long-lived assets, including intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. During the quarter ended September 30, 2021, and the years ended December 31, 2020 and 2019, the Company evaluated long lived assets for impairment determined no impairment was necessary.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted price in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

F-7

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. We measure our investment in marketable securities at fair value on a recurring basis. The Company’s trading securities are valued using inputs observable in active markets and are therefore classified as Level 1 within the fair value hierarchy. Investments and derivative liabilities are valued on a recurring basis.

The following summarizes the fair value of assets and liabilities measured on a recurring basis:

September 30, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments	$—	$—	$—	$—
Liabilities
Derivative liability	—	—	433,735	433,735

December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments	$—	$—	$—	$—
Liabilities
Derivative liability	—	—	92,138	92,138

 Stock- Based Compensation

Stock-based compensation is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. FASB ASC 718 requires all share-based payments to employees and non- employees be recognized as compensation expense in the consolidated financial statements based on their f air values. The expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). As of September 30, 2021, the Company has not adopted a Stock Option Plan and has not issued any options.

Property, Plant and Equipment

Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets’ estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

F-8

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification 2014- 09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. The updated guidance states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also provides for additional disclosures with respect to revenues and cash f lows arising from contracts with customers. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2017, and the Company adopted the standard using the modified retrospective approach effective January 1, 2018.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable, and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

On August 25, 2020, the Company signed a Master Outsourcing Contract Manufacturing Agreement with Eco-Gen Energy, Inc., pursuant to which the Company, as Manufacturer, will produce products for Eco-Gen, as Buyer. The Master Outsourcing Contract Manufacturing Agreement with Eco-Gen is a related party transaction insofar as our CEO and controlling Stockholder, Julia Otey-Raudes, is a director of Eco-Gen.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued but not yet adopted accounting will have a material effect on the Company’s results of operation or on the reported amounted of its assets and liabilities upon adoption.

NOTE 2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company had net losses since inception and an accumulated deficit at September 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management’s plans are to obtain additional financing in the debt and equity markets while it develops its business model. The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has authorized 50,000,000 shares of Preferred Stock, of which 30,000,000 shares have been designated as Series A Convertible Preferred Stock, with 30,000,000 shares issued and outstanding, and 1,000,000 million shares have been designated as Series C Convertible Preferred Stock, with 122,500 shares issued and outstanding. Holders of Series A Convertible Preferred Stock hold rights to vote on all matter requiring a shareholder vote at 100 common shares vote equivalent for each share of Series A Convertible Preferred Stock held. As of the date of this filing, our CEO, CFO, board chair and sole director, Julia Otey-Raudes, is the sole holder of the 30,000,000 Series A Convertible Preferred Stock outstanding. The Series C Convertible Preferred Stock, with 1,000,000 shares authorized and 122,500 issued and outstanding as of the date of this filing, has no voting rights, has a Stated Value of $1.00 per share, and with a par value of $0.001 per share, is redeemable after issuance by the Company at various increased prices at time intervals up to the 6-month anniversary of issuance and is mandatorily fully redeemable on the 12-month anniversary of issuance. The Series C Preferred Stock is convertible by holder into our common shares, commencing on the 6-month anniversary of issuance at a 37% discount to the public market price.

F-9

On July 15, 2021, the Company designated 1,000,000 shares of Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock ranks senior to the common stock with respect to dividends and right of liquidation, and has no voting rights. The Series C Convertible Preferred Stock has a 10% cumulative annual dividend. In the event of default, the dividend rate increases to 22%. The Company may not, with consent of a majority of the holders of Series C Convertible Preferred Stock, alter or changes the rights of the Series C Convertible Preferred Stock, amend the articles of incorporation, create any other class of stock ranking senior to the Series C Convertible Preferred Stock, increase the authorized shares of Series C Convertible Preferred Stock, or liquidate or dissolve the Company. Beginning 180 days from issuance, the Series C Convertible Preferred Stock may be converted into common stock at a price based on 63% of the average of the two lowest trading prices during the 15 days prior to conversion. The Company may redeem the Series C Convertible Preferred Stock during the first 180 days from issuance, subject to early redemption penalties of up to 35%. The Series C Convertible Preferred Stock must be redeemed by the Company 12 months following issuance if not previously redeemed or converted. Based on the terms of the Series C Convertible Preferred Stock, the Company determined that the preferred stock is mandatorily redeemable at will be accounted for as a liability under ASC 480.

During the three months ended September 30, 2021, the Company entered into two purchase agreements for Series C Convertible Preferred Stock with an accredited investor. The Company issued a total of 122,500 shares of Series C Convertible Preferred Stock in exchange for gross proceeds of $122,500. The Company paid $7,500 of fees for these agreements, accounted for as deferred finance costs. The Series C Convertible Preferred Stock will mature in July 2022 and September 2022.

Common Stock

The Company has 500,000,000 shares of $0.001 par value common stock authorized.

On November 15, 2020, the Company agreed to issue 2,500,000 shares of common stock to Patrick Laurie for $0.066 per share as compensation for services on the Company’s Advisory Board. The Company recognized expense of $165,000 related to the shares, which were issued in January 2021.

On December 17, 2020, the Company agreed to issue 2,500,000 shares of common stock to Demitri Hopkins for $0.008 per share as compensation for services on the Company’s Advisory Board. The Company recognized expense of $200,000 related to the shares, which were issued in January 2021. The Company also agreed to compensate the Advisory board member with cash payments of $60,000 per year.

On December 16, 2020, the Company entered into a technology license agreement with Glytech LLC, a company of which Demitri Hopkins is an equity interest holder. The agreement awarded Glytech LLC 15,000,000 shares of common stock upon execution, and an additional 15,000,000 shares upon completion of a working prototype of a new technology product based on the licensed technology by September 30, 2021. The protype has not yet been completed, but Glytech may still earn the additional 15,000,000 shares once completed. Additionally, upon completion of the working prototype, the Company will pay $150,000 of cash, due within six months of the milestone completion. The Company will be a royalty of 10% to Glytech on all net sales of any device incorporating the licensed technology. The initial shares to be awarded were valued at $1,050,000 based on the fair value of the common stock at the agreement date and were recorded as an indefinite-lived intangible asset. The shares were issued in January 2021.

During the nine months ended September 30, 2021, the Company issued 749,999 shares of common stock in exchange for cash proceeds of $45,000.

On January 6, 2021 the Company agreed to issue 5,000,000 shares of common stock to SaraLynn Mandell for $0.067 per share as compensation for services on the Company’s Advisory Board. The Company recognized expense of $335,000 related to the shares, which were issued in February 2021. The Company also agreed to compensate the Advisory board member with cash payments of $60,000 per year.

F-10

NOTE 4- RELATED PARTY TRANSACTIONS

On March 1, 2016, the Company executed two convertible notes of $4,902 each with former executives of the Company. These notes are each convertible into 50,000,000 shares of common stock. These notes are non-interest bearing. On October 14, 2019, one of these notes converted into 50,000,000 shares of common stock.

NOTE 5. CONVERTIBLE NOTES

On December 9, 2019, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $40,000 which matured on June 9, 2020. This note bears interest at 5% per annum, which is convertible into shares of the Company’s common stock. The note is convertible at the option of the holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion.

In May 2016, a consultant was awarded the right to receive 100,000,000 shares of common stock. In May 2018, this right was assigned to Heritage Funding, Inc. and John English equally in exchange for $9,308 to be paid by the Company. The promissory note was convertible into 100,000,000 shares of common stock at a fixed price of $0.0009. In October 2019, Heritage Funding entered into a private transaction to sell the right to 45,000,000 of its 50,000,000 shares to Blue Ridge Enterprises. Also, in October 2019, Blue Ridge Enterprises and Heritage Funding converted principal into 45,000,000 and 5,000,000 shares of common stock, respectively. In May 2020, Robert L. Hymers purchased half of the remaining convertible promissory note and its related conversion rights from John English in a private transaction. In May 2020, John English converted principal of $2,451 into 25,000,000 shares of common stock. The remaining principal balance owed to Robert L. Hymers of $2,451 is convertible into 25,000,000 shares of stock at September 30, 2021.

On May 12, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $12,500 due on May 12, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is fixed at $0.0025 per share. On September 16, 2021 the note, along with accrued interest of 1,688, was converted into 5,675,342 shares of common stock

On September 30, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $21,000 due on September 30, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion.

F-11

On January 20, 2021, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc., providing for the issuance of a convertible promissory note in the principal amount of $45,000. The Company received net proceeds of $41,500. The principal balance of the note accrues interest at the rate of 10% per annum and becomes due on January 20, 2022. The note shall be convertible into common shares of the Company at the option of the holder after 180 days from the issue date until its maturity or date of payment of principal and interest, at a conversion price equal to 61% of the lowest trading price of the Company’s stock during the 20-day period preceding the day of conversion, representing a discount of 39% to the market. On June 10, 2021, the Company paid off the note in full, in the total amount including outstanding principal, interest, and pre-payment penalties of $65,744, and the current balance is $0.

On March 8, 2021, the Company entered into a securities purchase agreement dated as of March 8, 2021 with Geneva Roth Remark Holdings, Inc., providing for the issuance of a convertible promissory note in the principal amount of $53,500. The Company received net proceeds of $41,500. The principal balance of the note accrues interest at the rate of 10% per annum and becomes due on March 8, 2022. The note shall be convertible into common shares of the Company at the option of the holder after 180 days from the issue date until its maturity or date of payment of principal and interest, at a conversion price equal to 61% of the lowest trading price of the Company’s stock during the 20-day period preceding the day of conversion, representing a discount of 39% to the market. On June 10, 2021, the Company paid off the note in full, in the total amount including outstanding principal, interest, and pre-payment penalties of $76,911, and the current balance is $0.

On March 22, 2021, the Company entered into a convertible promissory note agreement with Claudia Villalta for the issuance of a convertible promissory note with a principal balance of $30,000. The note carries a 10% interest rate per annum and is convertible at a fixed price of $0.06 a share into a total of 500,000 common shares.

On April 22, 2021, the Company entered into a securities purchase agreement with Geneva Roth Remark Holdings, Inc., providing for the issuance of a convertible promissory note in the principal amount of $38,750. The Company received net proceeds of $41,500. The principal balance of the note accrues interest at the rate of 10% per annum and becomes due on April 22, 2022. The note shall be convertible into common shares of the Company at the option of the holder after 180 days from the issue date until its maturity or date of payment of principal and interest, at a conversion price equal to 61% of the lowest trading price of the Company’s stock during the 20-day period preceding the day of conversion, representing a discount of 39% to the market. On September 13, 2021, the Company paid off the note in full, in the total amount including outstanding principal, interest, and pre-payment penalties of $56,331, and the current balance is $0.

On April 23, 2021, the Company issued a 10% convertible promissory note in the principal amount of $45,000 pursuant to a securities purchase agreement of the same date to GS Capital Partners, LLC. The Company received $40,500 from the sale of the convertible promissory note after deductions of an original issue discount of $2,000 and investor’s attorney fees of $2,500. The convertible promissory note becomes due on April 23, 2022 and carries interest on the principal amount outstanding of 10% per annum. The principal amount of the note is convertible at the holder’s option into shares of the Company's common stock at a conversion price equal to 61% of the lowest trading price of the Company’s common stock for the twenty prior trading days. During the three months ended September 30, 2021, the Company repaid $35,000 of principal, and on July 21, 2021, the Company paid off the note in full, in the total amount including outstanding principal, interest, and pre-payment penalties of $17,195.

F-12

On June 4, 2021, the Company entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”), pursuant to which the Company issued a 12% promissory note (the “Labrys Note”) with a maturity date of June 3, 2022 (the “Labrys Maturity Date”), in the principal sum of $1,000,000. Pursuant to the terms of the Labrys Note, the Company agreed to pay to $225,000 (the “Principal Sum”) to Labrys and to pay interest on the principal balance at the rate of 12% per annum. The Labrys Note carries an original issue discount (“OID”) of $22,500. Accordingly, on the Closing Date (as defined in the Labrys SPA), Labrys paid the purchase price of $202,500 in exchange for the Labrys Note. Labrys may convert the Labrys Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Labrys Note) at any time at a fixed conversion price equal to $0.023 per share. The Company paid $14,650 of deferred financing costs which are amortized through the maturity date of the note. During the three months ended September 30, 2021 the company made payments of $35,000, reducing the outstanding note balance to $190,000

The Company may prepay the Labrys Note at any time prior to the date that an Event of Default (as defined in the Labrys Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $750.00 for administrative fees. The Labrys Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Labrys Note or Labrys SPA.

Upon the occurrence of any Event of Default, the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

The Labrys Note requires that we reserve from our authorized and unissued common stock a number of shares equal to the greater of: (a) 16,434,782 shares of our common stock, or (b) the sum of (i) the number of shares of common stock issuable upon conversion of or otherwise pursuant to the Labrys Note and such additional shares of common stock, if any, as are issuable on account of interest on the Note pursuant to the Labrys SPA issuable upon the full conversion of the Labrys Note (assuming no payment of the principal amount or interest) as of any issue date multiplied by (ii) one and a half. We are subject to penalties for failure to timely deliver shares to Labrys following a conversion request.

The Labrys SPA and the Labrys Note contain covenants and restrictions common with this type of debt transaction. Furthermore, we are subject to certain negative covenants under the Labrys SPA and the Labrys Note, which we believe are customary for transactions of this type. At November 15, 2021, we were in compliance with all covenants and restrictions.

In conjunction with the issuance of the Labrys Note, the Company issued a five year warrant exercisable for 6,818,181 shares of common stock at an exercisable price of $0.033 per share subject to anti-dilution and price protection adjustments. The warrants are accounted for as a liability based on the variable number of shares issuable under outstanding convertible debt and the warrants. On September 3, 2021, Labry’s elected to exercise the warrant on a cashless basis in exchange for 5,871,211 shares of common stock. The warrant is no longer outstanding and the related liability has been settled in full.

On August 23, 2021, the Company entered into a securities purchase agreement (the “Blue Lake SPA”) with Blue Lake Partners, LLC (“Blue Lake”), pursuant to which the Company issued a 12% promissory note (the “Blue Lake Note”) with a maturity date of August 23, 2022 (the “Blue Lake Maturity Date”), in the principal sum of $150,000. Pursuant to the terms of the Blue Lake Note, the Company agreed to pay to $150,000 (the “Principal Sum”) to Blue Lake and to pay interest on the principal balance at the rate of 12% per annum. The Blue Lake Note carries an original issue discount (“OID”) of $15,000. Accordingly, on the Closing Date (as defined in the Blue Lake SPA), Blue Lake retained an additional $9,450 of legal fees and paid the purchase price of $125,500 in exchange for the Blue Lake Note. Blue Lake may convert the Blue Lake Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Blue Lake Note) at any time at a fixed conversion price equal to $0.02 per share.

F-13

The Company may prepay the Blue Lake Note at any time prior to the date that an Event of Default (as defined in the Blue Lake Note) occurs at an amount equal to 100% of the Principal Sum then outstanding plus accrued and unpaid interest (no prepayment premium) plus $7530.00 for administrative fees. The Blue Lake Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Blue Lake Note or Blue Lake SPA.

Upon the occurrence of any Event of Default, the Blue Lake Note shall become immediately due and payable and the Company shall pay to Blue Lake, in full satisfaction of its obligations hereunder, an amount equal to the Principal Sum then outstanding plus accrued interest multiplied by 125% (the “Default Amount”). Upon the occurrence of an Event of Default, additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 16% per annum or the highest rate permitted by law.

The Labrys Note requires that the Company reserve from its authorized and unissued common stock a number of shares equal to the greater of: (a) 11,250,000 shares of our common stock, or (b) the sum of (i) the number of shares of common stock issuable upon conversion of or otherwise pursuant to the Blue Lake Note and such additional shares of common stock, if any, as are issuable on account of interest on the Note pursuant to the Blue Lake SPA issuable upon the full conversion of the Blue Lake Note (assuming no payment of the principal amount or interest) as of any issue date multiplied by (ii) one and a half. The Company is subject to penalties for failure to timely deliver shares to Blue Lake following a conversion request.

The Blue Lake SPA and the Blue Lake Note contain covenants and restrictions common with this type of debt transaction. Furthermore, the Company are subject to certain negative covenants under the Blue Lake SPA and the Blue Lake Note, which we believe are customary for transactions of this type. At November 15, 2021, we were in compliance with all covenants and restrictions.

In conjunction with the issuance of the Blue Lake Note, the Company issued a five year warrant exercisable for 6,000,000 shares of common stock at an exercisable price of $0.025 per share subject to anti-dilution and price protection adjustments. The warrants are accounted for as a liability based on the variable number of shares issuable under outstanding convertible debt and the warrants.

The Company determined that the conversion options in certain of the notes discussed above met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock. The Company bifurcated the embedded conversion option in the notes once the note becomes convertible and account for it as a derivative liability.

During the nine months ended September 30, 2021, the fair value of new derivative liabilities on the new issuance of debt amounted to $502,347 upon inception, with debt discount of $233,618 recognized and a loss on derivative issuance of $268,729 recognized, included in interest expense on the consolidated statements of operations. The Derivative liabilities on the Company’s various convertible debt instruments had an estimated fair value of $433,735 as of September 30, 2021. As a result of payments made on convertible notes, the Company recorded $122,805 of derivative liability relief during the nine months ended September 30, 2021 The Company recognized a gain on the change in fair value of the derivative liability of $47,960 during the nine months ended September 30, 2021. The Black Scholes valuation model included inputs of volatility of between 214,8% and 600.9%, a dividend yield of 0%, risk free rate of 0.03%-0.98% and a term of between 0.5 years and five years.

As of September 30, 2021, there were 48,192,308 shares of common stock that may be issued under the convertible notes payable described above, and 6,000,000 shares issuable under common stock warrants.

As of September 30, 2021 and December 31, 2020, unamortized debt discount was $300,863 and $14,935, respectively. During the nine months ended September 30, 2021, the Company amortized $174,822 of debt discount to interest expense. Accrued interest on convertible notes was $22,682 and $4,051 as of September 30, 2021 and December 31, 2020, respectively.

NOTE 9. SUBSEQUENT EVENTS

On October 4, 2021, the Company issued 4,000,000 shares of common stock for services.

On October 4, 2021, the Company entered into an Asset Purchase Agreement to acquire construction equipment and form a new Canadian engineering and construction company in Canada. Under the Asset Purchase Agreement, the Company agreed to pay one million shares of common stock for substantially all of the assets and business of the Canadian construction firm. Pursuant to the Asset Purchase Agreement, the Company and its Canadian partners, who own 15% of the Canadian venture, formed a new entity to own and deploy the construction assets. In connection with the Asset Purchase Agreement, the Company entered into (i) a Lock-Up and Leak-Out Agreement with the seller pursuant to which, among other thing, such shareholder agreed to certain restrictions regarding the resale of the common stock issued pursuant to the Asset Purchase Agreement for a period of six months from the date of the Asset Purchase Agreement, (ii) a Shareholders Agreement with the Company’s Canadian partners for certain terms of governance, restrictive covenants including confidentiality and noncompetition, and transfer restrictions on the parties’ equity, and (iii) Employment Agreements with the Company’s Canadian partners.

F-14

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Eco Innovation Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Eco Innovation Group, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 2 to the consolidated financial statements, the Company’s net losses and accumulated deficit raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these consolidated financial statements. Management’s plans are also described in Note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2020

Bayville, NJ

April 15, 2021

361 Hopedale Drive SE P (732) 822-4427

Bayville, NJ 08721 F (732) 510-0665

F-15

ECO INNOVATION GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Audited)

	December 31, 2020	December 31, 2019
	(Audited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$84	$246
Accounts receivable- net	—	—
Total Current Assets	84	246

Other Assets
Intangible asset	1,050,000	—
Deposits and other assets	8,000	8,000
Total Other Assets	1,058,000	8,000
Total Assets	$1,058,084	$8,246

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts Payable and accrued expenses	223,866	1,797
Convertible Notes Payable	50,122	21,875
Deferred Revenue	181,525	—
Derivative liabilities	92,183	60,658
Convertible Notes Payable Related party	4,875	4,902
Related Party Loans	15,000	15,000
Total Current Liabilities	567,571	104,232

Total Liabilities	567,571	104,232

Stockholders' Equity
Preferred stock, par value $0.001, authorized 50,000,000 shares,
issued and outstanding 30,000,000 shares	30,000	30,000
Common stock, par value $0.001, authorized 500,000,000 shares, issued and outstanding 139,930,680 and 54,830,680 shares at
December 31, 2020 and 2019, respectively	139,931	54,831
Common stock to be issued,
20,000,000 and 0 shares as of December 31, 2020 and 2019, respectively	20,000	—
Additional paid-in capital	6,260,122	1,919,059
Accumulated deficit	(5,959,540)	(2,099,876)
Total Stockholders' Equity (Deficit)	490,513	(95,986)

Total Liabilities and Stockholders' Equity (Deficit)	$1,058,084	$8,246

See the accompanying notes to these consolidated audited financial statements

F-16

ECO INNOVATION GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR YEARS ENDED DECEMBER 31, 2020 AND 2019

(Audited)

	For the Year Ended
	December 31	December 31
	2020	2019

Revenue	$—	$—
Cost of Revenue	—	—
Gross Profit	$—	$—

Operating Expenses
General and Administrative	186,934	201,968
Development and Manufacture Expenses	757,075	—
Executive Compensation	260,000	—
Consulting Fee	2,635,750	201,968
Total Operating Expense	3,839,759	201,968

Operating loss	(3,839,759)	(201,968)

Other income (expense)
Change in fair value of derivatives	(10,525)	(20,658)
Interest expense	(46,454)	(6,498)
Loss on Sales of stock	—	(259,186)
Total other income (expense)	(56,979)	(286,342)

Net loss	$(3,896,738)	$(488,310)

Basic & Diluted Loss per Common Shares	$(0.03)	$(0.03)

Weighted Average Common Shares Outstanding	127,676,135	15,521,348

See the accompanying notes to these consolidated audited financial statements

F-17

ECO INNOVATION GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Common Stock To be issued		Additional Paid-in Capital	Accumulated Deficit	Total Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2018	30,000,000	30,000	4,830,680	$4,831	—	$—	$1,942,619	$(1,574,492)	$402,958

Shares issued for conversion of debt	—	—	50,000,000	50,000	—	—	(45,098)	—	4,902
Net loss	—	—	—	—	—	—	—	(488,310)	(488,310)
Balance, December 31, 2019	30,000,000	30,000	54,830,680	54,831		—	1,897,521	(2,062,802)	(80,450)

Common Stock issued for services rendered	—	—	56,100,000	56,100	5,000,000	5,000	3,321,650	—	3,382,750
Common stock to be issued for license agreement	—	—	—	—	15,000,000	15,000	1,035,000	—	1,050,000
Common stock issued for conversion of notes payable	—	—	25,000,000	25,000	—	—	(22,549)	—	2,451
Beneficial Conversion feature on Convertible notes	—	—	—	—	—	—	12,500	—	12,500
Common Stock issued for cash	—	—	4,000,000	4,000	—	—	16,000	—	20,000
Net loss	—	—	—	—	—	—	—	(3,896,738)	(3,896,738)
Balance, December 31, 2020	30,000,000	30,000	139,930,680	$139,931	20,000,000	$20,000	$6,260,122	$(5,959,540)	$490,513

See the accompanying notes to these consolidated audited financial statements

F-18

ECO INNOVATION GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2020 AND 2019

(AUDITED)

	For the Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,896,738)	$(488,310)
Adjustments to reconcile net loss to net cash
used by operating activities:
Amortization of debt discount	43,783	6,399
Derivative (gain) loss	10,525	20,658
Stock based compensation	3,382,750	—
Loss on sale of investments		259,186
Changes in operating assets and liabilities
Increase (decrease) in deferred revenue	181,525	—
Increase (decrease) in accounts payable and accrued expenses	222,069	1,472
Net cash used by operating activities	(56,086)	(200,655)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investment	—	138,748
Net cash provided by investing activities	—	138,748

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible debenture	33,500	40,000
Proceeds from sale of common stock	20,000	—
Proceeds from convertible notes payable, related party	2,424	—
Net cash provided by financing activities	55,924	40,000

Change in cash	(162)	(21,907)
Cash, beginning of year	246	22,153
Cash, end of year	$84	$246

Non-Cash transactions
Common stock issued for conversion of notes payable	$2,451	$—
Common stock to be issued for license agreement	$1,050,000	$—

See the accompanying notes to these consolidated audited financial statements

F-19

ECO INNOVATION GROUP, INC.

Notes to the Consolidated Financial Statements

Years Ended December 31, 2020 and 2019

(Expressed in U.S. Dollars)

NOTE 1. NATURE OF OPERATIONS

Eco Innovation Group, Inc. (the “Company”), was originally incorporated March 5, 2001 as Dig-It Underground, Inc., a Nevada corporation that initially operated as an underground cable contractor. On September 29, 2008, the Company entered into a share exchange agreement with Haydin Group Enterprises, a sole proprietorship, and concurrently resolved to wind down its cable installation business.

By virtue of the share exchange agreement, the Company acquired an interest in Haydin’s salon equipment, office equipment, lease assignments for salon locations, reception office equipment, salon stations, and remodeled salon facilities that included upgraded and permitted electrical, plumbing and signage. The Company’s business focused on the operation of a string of high-end beauty salons in the Cedar Hill, Texas area.

On September 1, 2011, the Company entered into a share exchange agreement with Get Down Art, LLC, a Nevada limited liability company. The consummation of the share exchange provided the Company with original art and agreements with artists with licensing agreements with businesses. The Company acquired art inventory, accounts receivable, office leasing and build out. The Company resolved to unwind its previous acquisition of Haydin Group Enterprises, Inc., dated September 29, 2008.

On August 30, 2012, the Company acquired the Haydin Group Enterprises as a wholly owned subsidiary of the Company through a share exchange agreement wherein the Company issued fifty million shares of its common stock in exchange for all of the legal right title and interest in the assets of Haydin Group Enterprises. Haydin Group Enterprises owned a chain of high-end beauty salons that focused on skin and hair care and nail care. Haydin also promoted sales of beauty supplies and products and sold to other salons in Texas. The Haydin beauty salons retained highly trained experienced cosmetologists who had a long history with the business. Concurrently, the Company discontinued its business with Get Down Art, LLC and resolved to unwind that acquisition.

On January 5, 2016, the Company acquired Expressions Property Limited, LP, a Texas limited partnership and Expressions Chiropractic and Rehab Center, PA pursuant to share exchange agreements. These acquisitions allowed the Company to enter the natural healing and chiropractic business in Cedar Hill and North Richland Hills, Texas.

Effective June 30, 2018, the Company resolved and agreed to spin out Haydin Group Enterprises, Expressions Property Limited, LP and Expressions Chiropractic and Rehab Center, PA as private entities and thereby unwinding the share exchange agreements entered into on August 30, 2012 and January 5, 2016, respectively.

On July 1, 2018, the Company approved a reverse split of its common stock in a ratio of 1:1,000; a change of the Company’s name to Eco Innovation Group, Inc.; and the change of the Company’s trading symbol. The reverse split of the Company’s common stock was effective August 29, 2018. The Company was an innovation incubator platform from 2018 until early 2020 that focusing on developing a more affordable, fire, hurricane and earthquake resilient steel framing system.

On August 19, 2019, the Company incorporated Steel Hemp Homes Inc. in the state of California as a wholly owned subsidiary.

F-20

On February 12, 2020, Julie Otey-Raudes was appointed as CEO and President of the Company upon John English’s resignation. She also acquired 30,000,000 shares of Series A Preferred Stock, which represent all of the outstanding preferred stock of the Company.

On February 20, 2020, the Company filed an increase in authorized shares with the Secretary of State of Nevada. The total authorized common shares are increased to 500,000,000 with a par value $0.001, and preferred shares maintained at 50,000,000 authorized.

On August 6, 2020, the Company amended its articles of incorporation with an effective date of July 23, 2020, to create a new class of preferred stock, designated the “Series B Convertible Preferred Stock” and to rename the existing preferred stock as the “Series A Convertible Preferred Stock”. As a result, the Company has two classes of shares of preferred stock, designated “Series A Convertible Preferred Stock” and “Series B Convertible Preferred Stock”. The Company has designated 30,000,000 shares of Series A Convertible Preferred Stock, of which 30,000,000 shares have been issued and are outstanding. Holders of Series A Convertible Preferred Stock hold rights to vote on all matter requiring a shareholder vote at 100 common shares vote equivalent for each share of Series A Convertible Preferred Stock held. As of the date of this filing, our CEO, CFO, board chair and sole director, Julia Otey-Raudes, is the sole holder of the 30,000,000 Series A Convertible Preferred Stock outstanding. As of the filing date of this Annual report, there are no shares of Series B Convertible Pref erred Stock issued or outstanding.

The Company’s plan is to initially develop a revolutionary Power Booster for your home and office that will reduce electric bills and other energy saving related technologies. The Company seeks to license and develop innovative technologies in the sustainable and renewable energy field.

Accounting policies and procedures are listed below. The Company has adopted a December 31 year-end.

Accounting Basis

The Company has prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents. As of December 31, 2020, and December 31, 2019, the Company had cash or cash equivalent balances in excess of federally insured amounts. The Company’s policy is to invest excess funds in only well capitalized financial institutions.

Earnings per share

Basic Earnings Per Share (EPS) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted.

The Company has not issued any options or warrants or similar securities since inception.

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Long-Lived Assets

The Company’s long-lived assets, including intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. During the years ended December 31, 2020 and 2019, the Company evaluated long lived assets for impairment determined no impairment was necessary.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted price in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. We measure our investment in marketable securities at fair value on a recurring basis. The Company’s trading securities are valued using inputs observable in active markets and are therefore classified as Level 1 within the fair value hierarchy. Investments and derivative liabilities are valued on a recurring basis.

The following summarizes the fair value of assets and liabilities measured on a recurring basis:

December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments	$—	$—	$—	$—
Liabilities
Derivative liability	—	—	92,138	92,138

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December 31, 2019
	Level 1	Level 2	Level 3	Total
Assets
Investments	$—	$—	$—	$—
Liabilities
Derivative liability	—	—	60,658	60,658

Stock- Based Compensation

Stock-based compensation is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. FASB ASC 718 requires all share-based payments to employees and non- employees be recognized as compensation expense in the consolidated financial statements based on their fair values. The expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). As of December 31, 2020, and 2019, the Company has not adopted a Stock Option Plan and has not issued any options.

Property, Plant and Equipment

Fixed assets are carried at cost. Depreciation is computed using the straight-line method of depreciation over the assets’ estimated useful lives. Maintenance and repairs are charged to expense as incurred; major renewals and improvements are capitalized. When items of fixed assets are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Advertising

Advertising costs are expensed when incurred.

Revenue Recognition

Effective January 1, 2018, the Company recognizes revenue in accordance with Accounting Standards Codification 2014- 09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. The updated guidance states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. The standard will be effective for the first interim period within annual reporting periods beginning after December 15, 2017, and the Company adopted the standard using the modified retrospective approach effective January 1, 2018.

At the time of each transaction, management assesses whether the fee associated with the transaction is fixed or determinable, and whether or not collection is reasonably assured. The assessment of whether the fee is fixed or determinable is based upon the payment terms of the transaction. Collectability is assessed based on a number of factors, including past transaction history with the client and the creditworthiness of the client.

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NOTE 2. GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company had net losses during the years ended December 31, 2018, 2019 and year ended December 31, 2020 and an accumulated deficit at December 31, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management’s plans are to obtain additional financing in the debt and equity markets while it develops its business model. The Company’s existence is dependent upon management’s ability to develop profitable operations and to obtain additional funding sources. There can be no assurance that the Company’s financing efforts will result in profitable operations or the resolution of the Company’s liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 3. RECENTLY ISSUED ACCOUNTING STANDARDS

Management does not believe that any recently issued but not yet adopted accounting will have a material effect on the Company’s results of operation or on the reported amounted of its assets and liabilities upon adoption.

NOTE 4. PROVISION FOR INCOME TAXES

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its def erred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2020, and December 31, 2019, the Company has not recorded any unrecognized tax benefits.

The components of the Company’s net deferred tax assets at December 31 are as follows:

	December 31,
	2020	2019
Net operating loss carryforward	$496,000	$441,000
Unrealized investment losses	—	—
Deferred tax assets	496,000	441,000
Valuation allowance	(496,000)	(441,000)
	$—	$—

At December 31, 2020 the Company had net operating loss carry forwards of approximately $2,378,000 for federal and state purposes.

The reconciliation of the federal income tax rate and the Company’s tax provision (benefit) is as follows:

	Year Ended
	December 31,
	2020	2019
Provision (benefit) computed using the statutory rate	$(780,000)	$(110,000)
Nondeductible expenses	722,000	—
Temporary differences	—	52,000)
Change in valuation allowance	58,000	58,000
	$—	$—

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NOTE 5. STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

The Company has two classes of shares of preferred stock, designated “Series A Convertible Preferred Stock” and “Series B Convertible Preferred Stock”. The Company has designated 50,000,000 shares of Preferred Stock, of which 30,000,000 shares have been designated as Series A Convertible Preferred Stock, with 30,000,000 shares issued and outstanding. Holders of Series A Convertible Preferred Stock hold rights to vote on all matter requiring a shareholder vote at 100 common shares vote equivalent for each share of Series A Convertible Preferred Stock held. As of the date of this filing, our CEO, CFO, board chair and sole director, Julia Otey-Raudes, is the sole holder of the 30,000,000 Series A Convertible Preferred Stock outstanding. As of April 7, 2021, the filing date of this Annual Report, there are no shares of Series B Convertible Preferred Stock issued or outstanding.

Common Stock

The Company has 500,000,000 shares of $0.001 par value common stock authorized. On July 1, 2018, the Company approved a reverse split of its common stock in a ratio of 1:1,000. The reverse split of the Company’s common stock was effective August 29, 2018. All share and per share information has be retroactively adjusted to give effect to the reverse stock split.

On October 14, 2019, the Company issued 50,000,000 shares of common stock for the conversion of a $4,902 convertible note.

On May 18, 2020, the company issued 8,000,000 shares of common stock to a consultant for $0.098 per share valued at $784,000 for services.

On May 26, 2020, the company issued 25,000,000 shares of common stock to its former Chief Executive Officer John English for the conversion of a $2,451 convertible note.

On June 26, 2020, the company issued 12,500,000 shares of common stock to Pinnacle Consulting Services for $0.099 per share valued at $1,248,750 as compensation for consulting services.

On June 26, 2020, the company issued 10,000,000 shares of common stock to its Chief Executive Officer Julia Otey-Raudes for $0.026 per share valued at $260,000 as compensation for services.

On June 26, 2020, the company issued 25,000,000 shares of common stock to Bellagio IP Trust for $0.026 per share valued at $650,000 in connection with the Master Exclusive Licensing, Marketing, Distribution and Sales Agreement, dated June 16, 2020 between Bellagio IP Trust and Eco Innovation Group, Inc.

On June 26, 2020, the company issued 600,000 shares of common stock to Tabular Investments, LLC for $0.125 per share valued at $75,000 in compensation for services.

On August 14, 2020, the Company issued 4,000,000 shares of common stock to Pinnacle Consulting Services, Inc., for

$0.005 per share, in exchange for a cash payment of $20,000.

On November 15, 2020, the Company agreed to issue 2,500,000 shares of common stock to Patrick Laurie for $0.066 per share as compensation for services on the Company’s Advisory Board. The Company recognized expense of $165,000 related to the shares, which were issued on February 8, 2021.

On December 17, 2020, the Company agreed to issue 2,500,000 shares of common stock to Demitri Hopkins for $0.008 per share as compensation for services on the Company’s Advisory Board. The Company recognized expense of $200,000 related to the shares, which were issued in January 2021. The Company also agreed to compensate the Advisory board member with cash payments of $60,000 per year. The shares were issued on February 8, 2021.

On December 16, 2020, the Company entered into a technology license agreement with Glytech LLC, a company of which Demitri Hopkins is an equity interest holder. The agreement awarded Glytech LLC 15,000,000 shares of common stock upon execution, and an additional 15,000,000 shares upon completion of a working prototype of a new technology product based on the licensed technology by March 31, 2021. Additionally, upon completion of the working prototype, the Company will pay $150,000 of cash, due within six months of the milestone completion. The Company will be a royalty of 10% to Glytech on all net sales of any device incorporating the licensed technology. The initial shares to be awarded were valued at $1,050,000 based on the fair value of the common stock at the agreement date, and were recorded as an indefinite-lived intangible asset. The shares were issued on February 8, 2021.

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NOTE 6- RELATED PARTY TRANSACTIONS

On March 1, 2016, the Company executed two convertible notes of $4,902 each with former executives of the Company. These notes are each convertible into 50,000,000 shares of common stock. These notes are non-interest bearing. On October 14, 2019, one of these notes converted into common stock.

The Company has a $12,500 loan due to Robert L. Hymers III. The loan bears interest at 10% per annum and is convertible to 5,000,000 shares with a 4.99% equity blocker upon demand. The Company also has a $21,000 loan to Robert L. Hymers III which bears interest at 10% and is convertible at an exercise price of 65% of the lowest traded price of the Company’s stock for the 15 days prior to conversion. The Company also has a $40,000 loan due to Robert L. Hymers III which bears interest at 10% and is convertible at an exercise price of 65% of the lowest traded price of the Company’s stock for the 15 days prior to conversion.

NOTE 7. CONVERTIBLE NOTES

On December 9, 2019, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $40,000 which matured on June 9, 2020. This note bears interest at 5% per annum, which is convertible into shares of the Company’s common stock. The note is convertible at the option of the holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under the note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion.

In May 2016, a consultant was awarded the right to receive 100,000,000 shares of common stock. In May 2018, this right was assigned to Heritage Funding, Inc. and John English equally in exchange for $9,083.92 to be paid by the Company. The promissory note was convertible into 100,000,000 shares of common stock at a fixed price of $0.0009. In October 2019, Heritage Funding entered into a private transaction to sell the right to 45,000,000 of its 50,000,000 shares to Blue Ridge Enterprises. Also, in October 2019, Blue Ridge Enterprises and Heritage Funding converted principal into 45,000,000 and 5,000,000 shares of common stock, respectively. In May 2020, Robert L. Hymers purchased half of the remaining convertible promissory note and its related conversion rights from John English in a private transaction. In May 2020, John English converted principal of $2,451 into 25,000,000 shares of common stock. The remaining principal balance owed to Robert L. Hymers of $2,451 is convertible into 25,000,000 shares of stock.

On May 12, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $12,500 due on May 12, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is fixed at $0.0025 per share.

On June 30, 2020, the Company executed a convertible note with Pinnacle Consulting Services Inc. for $21,000 due on June 30, 2021. This note bears interest at 10% per annum and is convertible (in whole or in part), at the option of the Holder, into such number of fully paid and non-assessable shares of common stock as is determined by dividing that portion of the outstanding principal balance under this Note by the Conversion Price, which is a 35% discount of the lowest reported sale price of the common stock for the 15 trading days immediately prior to the date of conversion.

The Company determined that the conversion options in the certain of the notes discussed above met the definition of a liability in accordance with ASC Topic No. 815 - 40, Derivatives and Hedging - Contracts in Entity’s Own Stock. The Company bifurcated the embedded conversion option in the note once the note becomes convertible and account for it as a derivative liability.

During the year ended December 31, 2020, the fair value of new derivative liabilities on the new issuance of debt amounted to $33,336 upon inception, with debt discount of $21,000 recognized and a loss on derivative issuance of $12,336 recognized, included in derivative expense on the consolidated statements of operations. The derivative liabilities in the Company’s various convertible debt instruments had an estimated fair value of $92,183 as of December 31, 2020. The Company recognized a gain on the change in fair value of the derivative liability of $1,811 during the year ended December 31, 2020. The Black Scholes valuation model included inputs of volatility of between 532% and 739%, a dividend yield of 0%, risk free rate of 0.11%-0.16% and a term of between 0.5 years and one year.

As of December 31, 2020, there were 31,443,787 shares of common stock that may be issued under the convertible notes payable described above.

As of December 31, 2020, and December 31, 2019, unamortized debt discount was $23,378 and $33,661, respectively. During the year ended December 31, 2020, the Company amortized debt discount of $43,783 to interest expense. Accrued interest on convertible notes was $2,672 as of December 31, 2020.

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NOTE 8. SUBSEQUENT EVENTS

On January 6, 2021, the Company agreed to issue 5,000,000 shares of common stock to SaraLynn Mandel as compensation for services as a member of the Company’s Advisory Board. The Company also agreed to compensate Mandel with cash payments of $60,000 per year. The shares were issued to Mandel on February 8, 2021.

On January 20, 2021, the Company entered into a securities purchase agreement dated as of January 20, 2021 with Geneva Roth Remark Holdings, Inc., providing for the issuance of a convertible promissory note in the principal amount of $45,000.00. The principal balance of the note accrues interest at the rate of 10% per annum and becomes due on January 20, 2022. The note shall be convertible into common shares of the Company at the option of the holder after 180 days from the issue date until its maturity or date of payment of principal and interest, at a conversion price equal to 61% of the lowest trading price of the Company’s stock during the 20-day period preceding the day of conversion, representing a discount of 39% to the market.

On January 19, 2021, the Company entered into an agreement with SRAX, Inc. whereby SRAX agreed to provide the Company certain investor relations services. Pursuant to the agreement with SRAX Inc., on February 3, 2021, the Company issued 1,176,471 common shares to SRAX in compensation for the services to be rendered.

On February 14, 2021, the Company sold 333,333 shares of common stock to Dutchess Capital Growth Fund, LP, at the cost of $0.06 per share.

On February 26, 2021, the Company entered into a Share Exchange Agreement with Marijuana Company of America, Inc., a Utah corporation quoted on OTC Markets Pink (“MCOA”), to acquire the number of shares of MCOA’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of Company common stock, par value $0.001, equal in value to $650,000 based on the per-share price of $0.06 (the “Share Exchange Agreement”). For both parties, the Share Exchange Agreement contains a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of either parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000. Complementary to the Share Exchange Agreement, the Company and MCOA entered into a Lock-Up Agreement dated February 26, 2021 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance, and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month.

On March 22, 2021, the Company entered into a convertible promissory note agreement with Claudia Villata for the issuance of a convertible promissory note with a principal balance of $30,000. The note carries a 10% interest rate per annum and is convertible at a fixed price of $.06 a share into a total of 500,000 common shares.

On March 23, 2021, the Company sold 416,666 shares of common stock to Dutchess Capital Growth Fund, LP, at the cost of $0.06 per share.

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 ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Index

Exhibit No.	Description
2.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

2.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

2.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

2.4	Bylaws (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

2.5	Amended and Restated Articles of Incorporation (incorporated by reference from our Current Report on Form 8-K filed on July 19, 2021).

2.6	Amended and Restated Bylaws (incorporated by reference from our Current Report on Form 8-K filed on July 19, 2021).

3.1	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference from our Current Report on Form 8-K filed on July 23, 2021).

4.1	Form of Subscription Agreement. *

6.1	Debt Purchase Agreement, dated May 10, 2018, by and between John English and Robert L. Hymers, III (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.2	Convertible Promissory Note, dated December 2, 2019, issued to Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.3	Amendment to Convertible Promissory Note, dated November 16, 2020, amending the Convertible Promissory Note, dated December 2, 2019, issued to Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1/A filed on November 20, 2020).

6.4	Convertible Promissory Note, dated May 12, 2020, issued to Robert L. Hymers III (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.5	Convertible Promissory Note, dated June 30, 2020, issued Pinnacle Consulting Services, Inc.) incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.6	Convertible Promissory Note, dated November 16, 2020, issued Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1/A filed on November 20, 2020).

6.7	Master Outsourcing Contract Manufacturing Agreement, dated August 25, 2020, between Eco Innovation Group, Inc., as Manufacturer, and Eco-Gen Energy, Inc., as Buyer (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020)

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6.8	Addendum #1 to Master outsourcing Contract Manufacturing Agreement, dated August 26, 2020, between Eco Innovation Group, Inc. and Eco-Gen Energy, Inc. (incorporated by reference from our Registration Statement on Form S-1/A filed on December 11, 2020).

6.9	Master Exclusive Licensing, Marketing, Distribution and Sales Agreement, dated June 16, 2020 between Bellagio IP Trust and Eco Innovation Group, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.10	Consulting Agreement, dated December 2, 2019, by and between Eco Innovation Group, Inc. and Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.11	Independent Consulting Agreement, dated June 20, 2020, by and between Eco Innovation Group, Inc. and Pinnacle Consulting Services, Inc., as Consultant (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.12	Preferred Stock Purchase Agreement, dated February 12, 2020, by and between John English and Heritage Funding, Inc., as Sellers, and Julia Otey-Raudes as Purchaser (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.13	Stock Purchase Agreement, dated February 12, 2020, by and between Blue Ridge Enterprises, LLC, as Seller, and Eco-Gen Energy, Inc., as Buyer (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.14	Executive Employment Agreement, dated May 1, 2020, by and between Julia Otey-Raudes and Eco Innovation Group, Inc. (incorporated by reference from our Registration Statement on Form S-1 filed on September 17, 2020).

6.15	Debt Exchange Agreement, dated November 16, 2020, between Eco Innovation Group, Inc. and Pinnacle Consulting Services, Inc. (incorporated by reference from our Registration Statement on Form S-1/A filed on November 20, 2020).

6.16	Series C Preferred Stock Purchase Agreement dated July 16, 2021(incorporated by reference from our Current Report on Form 8-K filed on July 23, 2021).

11.1	Consent of Boyle CPA, LLC*

12.1	Opinion of Legality from Independent Law PLLC*
* Filed herewith.

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PART III – EXHIBITS

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California, on December 9, 2021.

ECO INNOVATION GROUP, INC.

By:	/s/ JULIA OTEY-RAUDES
Julia Otey-Raudes
Chief Executive Officer
(Principal Executive Officer)
(Principal Financial and Accounting Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ JULIA OTEY-RAUDES	December 9, 2021
Julia Otey-Raudes Chief Executive Officer (Principal Executive Officer) (Principal Financial and Accounting Officer) and Director

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